EXHIBIT 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: OLD BPSUSH INC., et al., Debtors.[1]	Chapter 11 Case No. 16-12373 (KJC) (Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION
OF OLD BPSUSH INC. AND ITS AFFILIATED DEBTORS

PAUL, WEISS, RIFKIND,
WHARTON & GARRISON LLP
Kelley A. Cornish
Alice Belisle Eaton
Claudia R. Tobler
1285 Avenue of the Americas
New York, New York 10019
Telephone: (212) 373-3000
Facsimile:  (212) 757-3990

Counsel to the Debtors and Debtors-in-Possession

Dated:  November 2, 2017

YOUNG CONAWAY
STARGATT & TAYLOR, LLP
Pauline K. Morgan (No. 3650)
Sean T. Greecher (No. 4484)
Justin H. Rucki (No. 5304)
Shane M. Reil (No. 6195)
Rodney Square
1000 North King Street
Wilmington, Delaware  19801
Telephone:  (302) 571-6600
Facsimile:  (302) 571-1253

1    The Debtors in these cases, along with the last four digits of each Debtor’s U.S. federal tax identification number, are:  Old BPSUSH Inc. (f/k/a BPS US Holdings Inc.) (8341); Old BH Inc. (f/k/a Bauer Hockey, Inc.) (3094); Old EBS Inc. (f/k/a Easton Baseball / Softball Inc.) (5670); Old BHR Inc. (f/k/a Bauer Hockey Retail Inc.) (6663); Old BPSU Inc. (f/k/a Bauer Performance Sports Uniforms Inc.) (1095); Old PLG Inc. (f/k/a Performance Lacrosse Group Inc.) (4200); Old BPSCI Inc. (f/k/a BPS Diamond Sports Inc.) (5909); Old PSGI Inc. (f/k/a PSG Innovation Inc.) (9408); Old BHR Wind-down Corp. (f/k/a Bauer Hockey Retail Corp.) (1899); Old EBS Wind-down Corp. (f/k/a Easton Baseball / Softball Corp.) (4068); Old PSGI Wind-down Corp. (f/k/a PSG Innovation Corp.) (2165); Old BPSDS Wind-down Corp. (f/k/a BPS Diamond Sports Corp.) (8049); Old BPSU Wind-down Corp. (f/k/a Bauer Performance Sports Uniforms Corp.) (2203); Old PLG Wind-down Corp. (f/k/a Performance Lacrosse Group Corp.) (1249); and Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd., and also representing the estates of the Debtors formerly known as KBAU Holdings Canada, Inc., Bauer Hockey Corp., and BPS Canada Intermediate Corp., respectively) (1514).  The Debtors’ mailing address is 666 Burrard Street, Suite 1700, Vancouver, British Columbia, Canada, V6C 2X8.

TABLE OF CONTENTS
Page

I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW AND OTHER REFERENCES	1
A.	Defined Terms	1
B.	Rules of Interpretation	23
C.	Computation of Time	23
D.	Governing Law	23
E.	Reference to Monetary Figures	23
F.	Separate Plans	24
G.	No Substantive Consolidation	24
II.	PLAN SETTLEMENTS	24
A.	Global Settlement	24
B.	Class Settlement	24
C.	Approval of Settlements	25
III.	TREATMENT OF UNCLASSIFIED CLAIMS	26
A.	Administrative Claims	26
1.	Administrative Expense Claims	26
2.	Administrative Claims Bar Date	26
B.	Fee Claims	27
1.	Fee Claims Generally	27
2.	Objections to Fee Claims	27
3.	Payment of Fee Claims	27
4.	Success and Transaction Fee Applications	27
5.	U.S. Trustee Fees	28
6.	Canadian Fee Claims	28
C.	Priority Tax Claims	28
D.	CCAA Charge Claims	29

i

TABLE OF CONTENTS (CONT’D)

IV.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS	29
A.	Classification	29
1.	Parent Debtor Plan: Claims Against and Equity Interests in Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd.)	29
2.	Subsidiary Debtor Plans: Claims Against and Equity Interests in Subsidiary Debtors	30
B.	Treatment of Claims and Interests in the Parent Debtor	30
1.	Class P1 –Secured Claims	30
2.	Class P2 – Priority Non-Tax Claims	30
3.	Class P3 – SEC Claim	31
4.	Class P4 – General Unsecured Claims	31
5.	Class P5 – Intercompany Claims	31
6.	Class P6 –Securities Claims	32
7.	Class P7 – Parent Equity Interests	32
C.	Treatment of Claims and Interests in the Subsidiary Debtors	35
1.	Class 1 –Secured Claims	36
2.	Class 2 – Priority Non-Tax Claims	36
3.	Class 3 – General Unsecured Claims	36
4.	Class 4 – Intercompany Claims	37
5.	Class 5 – Intercompany Equity Interests	37
D.	Elimination of Vacant Classes	38
E.	Special Provision Governing Unimpaired Claims	38
F.	Acceptance by an Impaired Class	38
G.	Nonconsensual Confirmation	38
H.	Voting Classes; Presumed Acceptance by Non-Voting Classes	38
I.	Intercompany Equity Interests	39
V.	IMPLEMENTATION OF THIS PLAN	39
A.	Plan Transactions	39
B.	Sources of Consideration for Plan Distributions	39
1.	Funding of the Reserves.	39
2.	Distributions to Holders of Allowed Claims.	40
3.	Distributions to Holders of Securities Claims and Allowed Parent Equity Interests.	40
4.	Payment of Wind-Down Expenses	43

TABLE OF CONTENTS (CONT’D)

C.	Corporate Existence; Vesting of Assets	44
D.	Corporate Governance	45
E.	Liquidation Trust	46
1.	Creation and Funding of the Liquidation Trust; Vesting of Assets	46
2.	Rights and Powers of the Liquidation Trustee	47
3.	Retention of Professionals	48
4.	Post-Effective Date Fees and Expenses of Liquidation Trust and the Debtors	48
5.	Liquidation Trust Advisory Board	48
6.	Liquidation Trust Transfer Taxes	48
7.	Federal Income Tax Treatment of the Liquidation Trust	49
8.	Dissolution of the Liquidation Trust	49
9.	Liquidation Trust Securities Law Matters	49
10.	Ability to Seek and Obtain Discovery under Bankruptcy Rule 2004	50
11.	Preservation of Privileges and Books and Records of the Estates and Debtors	50
12.	Appointment of Liquidation Trustee by Canadian Court and Bankruptcy Court as Representative of the Debtors and Liquidation Trust in Respect of the Retained Causes of Action	52
13.	Savings of Retained Causes of Action	52
F.	Cancellation of Unexercised and Unvested Interests	53
VI.	PROCEDURES FOR RESOLVING DISPUTED CLAIMS; CLAIM RESERVES	53
A.	Prosecution of Objections to U.S. Claims	53
B.	Prosecution of Objections to Canadian Claims	53
C.	Cross-Border Provisions for Resolution of Certain Claims	54
1.	Multiple Disputed Claims	54
2.	Applicable Statutory Caps	54
3.	Estimation of Claims	54
4.	Distributions on Allowed Claims Other Than the Securities Claims	55
D.	No Double Recovery on Allowed Cross-Border Claims	55

TABLE OF CONTENTS (CONT’D)

E.	Reserves	55
1.	Liquidation Trust Expense Reserve	55
2.	Holdback Amount Reserve	56
3.	Reserve Amounts	56
F.	No Interest on Allowed Claims; Setoffs	56
G.	Prompt Claims Resolution	56
VII.	PROVISIONS GOVERNING DISTRIBUTIONS	57
A.	Distribution Agent	57
B.	Delivery of Distributions	58
C.	Timing of Distributions	58
D.	Distribution to Holders of Securities Claims.	59
E.	No Distributions on Disputed Claims	60
F.	Amount of Distributions	60
G.	De Minimis Distributions	60
H.	Undeliverable Distributions	60
1.	Holding of Undeliverable Distributions	60
2.	Failure to Claim Undeliverable Distributions	61
I.	Distributions on Non-Business Days	61
J.	Tax Withholding From Distributions	61
K.	Allocations	62
L.	Time Bar to Cash Payments	62
M.	Means of Cash Payments	63
N.	Foreign Currency Exchange Rates	63
O.	Setoffs	63
P.	Satisfied Claims and Claims Paid or Payable by Third Parties	63
VIII.	TREATMENT OF EXECUTORY CONTRACTS	64
A.	Treatment of Executory Contracts	64
B.	Insurance Policies	64
C.	Effect of Confirmation Order on Rejection of Executory Contracts	65
D.	Rejection Damages Claims and Objections to Rejection	65
E.	Preexisting Obligations Under Executory Contracts	65
F.	Reservation of Rights	65

TABLE OF CONTENTS (CONT’D)

IX.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS PLAN	66
A.	Conditions Precedent to Confirmation	66
B.	Conditions Precedent to the Effective Date	66
C.	Effect of Non-Occurrence of Conditions to Confirmation or Conditions Precedent to the Effective Date	67
D.	Waiver of Conditions Precedent	67
X.	EFFECT OF CONFIRMATION OF THIS PLAN	68
A.	Certain Releases by the Debtors	68
B.	Certain Releases by Holders of Claims	68
C.	Exculpation	69
D.	Injunction	70
E.	Preservation of Causes of Action	70
1.	Vesting of Retained Causes of Action	70
2.	Preservation of all Retained Causes of Action Not Expressly Settled or Exculpated	71
F.	Protection Against Discriminatory Treatment	71
G.	Release of Liens	71
XI.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THIS PLAN	72
A.	Modifications of the Plan	72
B.	Revocation or Withdrawal of the Plan	72
XII.	RETENTION OF JURISDICTION	72
XIII.	MISCELLANEOUS PROVISIONS	74
A.	Corporate Action	74
B.	Dissolution of the Committees	75
C.	Section 1146(a) Exemption	75
D.	Successors and Assigns	75
E.	Notices	75
F.	Term of Injunctions or Stay	77
G.	Entire Agreement	77
H.	Good Faith	77
I.	Severability	77

v

INTRODUCTION
Old BPSUSH Inc., and the other debtors and debtors in possession in the above-captioned cases, as set forth on Exhibit A hereto, propose the following joint chapter 11 plan of liquidation for, among other things, the resolution of the outstanding Claims against and Equity Interests in the Debtors.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, and operations, projections, risk factors, a summary and analysis of this Plan, and certain related matters.  Parties are encouraged to read this Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject this Plan.  All such agreements, documents, exhibits, schedules and the Plan Supplement are incorporated into and are made a part hereof as if fully set forth herein.  No materials other than the Disclosure Statement and the respective schedules and exhibits attached thereto and referenced therein have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of this Plan.
I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW AND OTHER REFERENCES
A.	Defined Terms
The following terms have the meanings below when used in capitalized form in this Plan:
1.	“Administrative Claim” means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Estates and operating the Debtors’ businesses, and any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, but excluding Fee Claims, the Canadian Fee Claims, or U.S. Trustee Fees.
2.	“Administrative Claims Bar Date” means the first Business Day that is thirty (30) days after notice of the Effective Date (or any date(s) otherwise ordered by the Bankruptcy Court), except in the case of claims of the CRA or any other Canadian or provincial taxing authority for which a post-petition tax return must be filed, in which cases the Administrative Claims Bar Date shall be the Business Day that is ninety (90) days after the filing of such return.
3.	“Affiliate” and “Affiliated” means, with respect to any Person, any Person who is an “affiliate” as defined in section 101(2) of the Bankruptcy Code.
4.	“Allowed” means, with reference to any Claim, Administrative Claim against, or Equity Interest in, the Debtors:
a.	any Claim other than a Satisfied Claim that is scheduled in a liquidated, undisputed and not contingent amount in the Schedules as of the Claims Objection Deadline, as such Schedules have been or may be amended by the Debtors from, time to time, in accordance with Bankruptcy Rule 1009, and for which no contrary Proof of Claim has been filed;
b.	any Claim or Administrative Claim allowed pursuant to this Plan;
c.	any Claim or Administrative Claim other than a Satisfied Claim that is not Disputed prior to the earlier of (a) the making of any distribution with respect thereto, or (b) the Claims Objection Deadline;
d.	any Claim, Administrative Claim or Equity Interest that is compromised, settled, resolved or otherwise allowed (i) pursuant to a Final Order of the Bankruptcy Court or the Canadian Court; (ii) by the Monitor as authorized in the CCAA Proceedings; or (iii) otherwise in accordance with this Plan;
e.	any Intercompany Claim or Intercompany Equity Interest;
f.	any Parent Equity Interest that is reflected as a current Equity Interest in the books and records of the Parent Debtor or in the books and records of DTC or CDS on the Effective Date, including, but not limited to, those Parent Equity Interests held by those Holders who elect to receive Beneficial Trust Interests; or
g.	any Parent Equity Interest in respect of restricted share units having vested in the ordinary course of business prior to the Petition Date and deferred share units granted or owing (including, for greater certainty, those which were not granted due to the stay of proceedings in the Chapter 11 Cases and CCAA Proceedings) to a director of the Parent Debtor prior to the Effective Date, all of which shall be identified in the Plan Supplement.
Claims and Equity Interests allowed solely for the purpose of voting to accept or reject this Plan pursuant to an order of the Bankruptcy Court are not “Allowed” hereunder.  An Allowed Claim shall be net of any setoff or recoupment amount of any Claim that may be asserted by any Debtor against the Holder of such Claim, which amount shall be deemed setoff or recouped pursuant to the terms of this Plan.
5.	“Asset Apportionment” has the meaning ascribed to such term in Article V.B.3(b) of this Plan.
6.	“Assets” means all of the Debtors’ right, title and interest in and to property of whatever type and nature (real, personal, mixed, intellectual, tangible or intangible).
7.	“Avoidance Action” means any avoidance or equitable subordination or recovery action under sections 105, 502(d), 510, 542 through 551, and 553(b) of the Bankruptcy Code, or similar avoidance or fraudulent transfer actions under applicable non-bankruptcy law.

8.	“Ballot” means the form distributed to each Holder of an Impaired Claim or Equity Interest that is entitled to vote to accept or reject this Plan and on which such Holder is entitled to indicate, among other things, acceptance or rejection of this Plan.
9.	“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date, together with all amendments and modifications thereto that are subsequently made applicable to the Chapter 11 Cases.
10.	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.
11.	“Bankruptcy Rules” means: (a) the Federal Rules of Bankruptcy Procedure, as amended and promulgated under section 2075 of title 28 of the United States Code; (b) the applicable Local Rules of Bankruptcy Practice and Procedure of the Bankruptcy Court; and (c) any general or specific chamber rules or procedures, or standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, and each of the foregoing together with all amendments and modifications thereto that are subsequently made applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
12.	“Bar Date” means the deadlines for filing proofs of Claim for a particular type of Claim or an Administrative Claim against a Debtor as established by either (a) the Order (I) Establishing Bar Dates for Filing Claims and (II) Approving the Form and Manner of Notice Thereof [Docket No. 327] and the Claims Procedure Order of the Canadian Court dated December 19, 2016 pursuant to which general Proofs of Claim were due by February 6, 2017 and Proofs of Claim by a Governmental Unit were due by May 1, 2017; (b) the Order, Pursuant to Sections 365, 501, 502, and 503 of the Bankruptcy Code and Bankruptcy Rules 2002, 3002 and 3003, (I) Authorizing the Debtors to Reject Certain Employment Agreements, Nunc Pro Tunc to February 27, 2017 and (II)(A) Establishing a Bar Date for Employees to File Proofs of Claim and (B) Approving the Form and Manner of Notice Thereof [Docket No. 1005] and that Order of the Canadian Court dated April 10, 2017, pursuant to which Proofs of Claim in respect of Claims of employees of the Debtors were due by May 17, 2017; (c) any other order of the Bankruptcy Court or the Canadian Court; and/or (d) this Plan.
13.	“Beneficial Trust Interest” means a beneficial interest in the Liquidation Trust, which interest shall be uncertificated and which shall be non-transferable except as expressly provided otherwise in the Liquidation Trust Agreement to be included in the Plan Supplement.
14.	“Board of Directors” means the board of directors of a Debtor.

15.	“Business Day” means any day, other than a Saturday, Sunday, a “legal holiday,” as defined in Bankruptcy Rule 9006(a), or a “holiday” as defined in the Rules of Civil Procedure, R.R.O., 1990, Reg. 194.
16.	“Canadian Approval Hearing” means the hearing by the Canadian Court to consider the motion for approval of the CCAA Approval Order, as such hearing may be adjourned or continued from time to time, and which shall be a joint hearing with the Confirmation Hearing before the Bankruptcy Court, if permitted by the Bankruptcy Court and the Canadian Court.
17.	“Canadian Claims” means Claims filed against the Canadian Debtors other than Securities Claims and the SEC Claim.
18.	“Canadian Court” means the Ontario Superior Court of Justice (Commercial List).
19.	“Canadian Debtors” means the Debtors incorporated under the laws of Canada or its Provinces: Old BHR Wind-down Corp. (f/k/a Bauer Hockey Retail Corp.); Old EBS Wind-down Corp. (f/k/a Easton Baseball / Softball Corp.); Old PSGI Wind-down Corp. (f/k/a PSG Innovation Corp.); Old BPSDS Wind-down Corp. (f/k/a BPS Diamond Sports Corp.); Old BPSU Wind-down Corp. (f/k/a Bauer Performance Sports Uniforms Corp.); Old PLG Wind-down Corp. (f/k/a Performance Lacrosse Group Corp.); and Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd., and also representing the former estates of the Debtors formerly known as KBAU Holdings Canada Inc., Bauer Hockey Corp., and BPS Canada Intermediate Corp., respectively, which former estates shall constitute “Canadian Debtors,” as applicable).
20.	“Canadian Fee Claims” means any Claim for compensation of fees and expenses of a Canadian Professional.
21.	“Canadian Professionals” means the Canadian counsel to the Debtors, Canadian counsel to the directors of the Debtors, Canadian ordinary course professionals who were used by the Debtors after the Petition Date and exempted from retention by the Bankruptcy Court, the Monitor and counsel to the Monitor, whose retention and payment is determined by the Canadian Court in the CCAA Proceedings in accordance with the Cross-Border Protocol, as necessary.
22.	“Canadian Sale Proceeds Account” means the Canadian account established by the Monitor pursuant to the Sale Orders into which certain Sale Proceeds (as defined in the U.S. Sale Order) were deposited in accordance with the Initial Allocation (as defined in the Purchase Agreement).
23.	“Canadian Sale Order” means collectively (a) the Approval and Vesting Order dated February 6, 2017; (b) the Order (Re: Q30 Settlement Agreement) dated February 10, 2017; and (c) the Order (Re: Stay Extension and Other Relief) dated July 17, 2017, all issued by the Canadian Court in the CCAA Proceedings.

24.	“Canadian Securities Laws” means collectively, applicable securities laws in each of the provinces and territories of Canada, the regulations and rules made and forms prescribed thereunder or any applicable published rules, instruments, policy statements and blanket orders and rulings of the Canadian Securities Regulators.
25.	“Canadian Securities Regulators” means securities regulatory authorities in each of the provinces and territories of Canada.
26.	“Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.
27.	“Causes of Action” means, any and all of the Debtors’ actions, causes of action, Avoidance Actions, controversies, liabilities, obligations, rights, suits, damages, defenses, judgments, Claims, third-party claims, cross-claims, counterclaims and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, whether assertable by the Debtors directly, indirectly, derivatively or in any representative or other capacity, now existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act, failure to act, error, omission, transaction, occurrence or other event arising or occurring prior to the Petition Date or during the course of the Chapter 11 Cases and CCAA Proceedings, including through the Effective Date, other than those released, enjoined, exculpated, sold, or otherwise limited or prohibited under this Plan, the Purchase Agreement, the Confirmation Order or other Final Order. For the avoidance of doubt, Causes of Action include: (i) any right of setoff, counterclaim or recoupment and any Claim for breach of contract or for breach of duties imposed by law or in equity; (ii) the right to object to Claims or Equity Interests (subject to the provisions of this Plan); (iii) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (iv) any Claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any state law fraudulent transfer Claim.
28.	“Cause of Action Net Proceeds” has the meaning ascribed to such term in Article V.B.4 of this Plan.
29.	“CCAA” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended.

30.	“CCAA Approval Order” means an order granted by the Canadian Court that shall be in a form substantially similar to that in the Plan Supplement and in form and substance reasonably satisfactory to the Debtors, the Monitor, and the Committees, that shall conform to and be fully integrated into the provisions of this Plan, and that unless otherwise ordered by the Canadian Court, including with respect to the Plan Transactions, shall be an order, among other things: (a) approving the Global Settlement; (b) authorizing the Debtors to enter into and consummate the Plan Transactions; (c) wholly or partially discharging and releasing the CCAA Charges; (d) authorizing the Monitor or the Distribution Agent to make the distributions to the Debtors’ stakeholders that are contemplated by this Plan and the CCAA Approval Order, as the case may be; (e) appointing the Liquidation Trustee as the Litigation Representative with sole power and authority, on behalf of the Liquidation Trust and the Debtors, to investigate, prosecute, abandon, settle, liquidate, or otherwise resolve the Retained Causes of Action and to exercise all of the powers, rights and privileges described in Article V.E.11 hereof without further order of the Canadian Court or the Bankruptcy Court; (f) enforcing such other aspects of this Plan as may be appropriate in the opinion of the Debtors and the Monitor; (g) granting protections reasonably satisfactory to the Monitor in respect of acting as a Distribution Agent and continuing to act as the Monitor after the Effective Date; (h) declaring that the distributions contemplated by the CCAA Approval Order and this Plan shall not constitute “distributions” for purposes of Canadian taxing statutes and the Debtors, their directors and officers and the Monitor shall not be “distributing” for purposes of any Canadian taxing statute and shall not incur any liability for any distributions or payments made pursuant to the CCAA Approval Order or this Plan; and (i) granting related relief.
31.	“CCAA Approval Order Date” means the date on which the Canadian Court enters the CCAA Approval Order.
32.	“CCAA Charge Claims” means any Claim secured by the CCAA Charges, other than Fee Claims and Canadian Fee Claims.
33.	“CCAA Charges” means the charges and/or Liens on the Assets granted by the Canadian Court under the CCAA Initial Order.
34.	“CCAA Initial Order” means the Initial Order of the Canadian Court dated October 31, 2016, as such order has been amended, modified, and extended from time to time.
35.	“CCAA Proceedings” means the proceedings commenced by the Debtors’ under the CCAA and pending before the Canadian Court.
36.	“CDS” means CDS Clearing and Depository Services Inc.
37.	“Chapter 11 Case(s)” means the Debtors’ cases pending before the Bankruptcy Court under chapter 11 of the Bankruptcy Code that are jointly administered under the case caption In re Old BPSUSH Inc., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).
38.	“Chief Wind-Down Officer” means a Person designated by the Equity Committee, with the consent of the Debtors, Monitor and Creditors’ Committee (not to be unreasonably withheld), who will be identified in the Plan Supplement.
39.	“Claim” means “claim” as defined in section 101(5) of the Bankruptcy Code.

40.	“Claims and Solicitation Agent” means Prime Clerk LLC.
41.	“Claims Objection Deadline” means, with respect to U.S. Claims, (a) one hundred eighty (180) days after the Effective Date, or (b) such other date as the Bankruptcy Court may order upon motion of the Reorganized Parent Debtor or the Liquidation Trustee, in consultation with the Monitor. The filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until the Bankruptcy Court enters a Final Order on such motion. If the Bankruptcy Court enters an order denying such motion, the Claims Objection Deadline shall be the later of the then-current Claims Objection Deadline or thirty (30) days after the Bankruptcy Court’s entry of such order.
42.	“Claims Resolution Order” means the order of the Canadian Court, dated September 1, 2017 providing for the process for determining, estimating or otherwise resolving the Canadian Claims.
43.	“Claims Register” means the official register of Claims maintained by the Claims and Solicitation Agent.
44.	“Class” means a class of Holders of Claims or Equity Interests pursuant to section 1122(a) of the Bankruptcy Code.
45.	“Class Plaintiff Stipulation” means the Stipulation Resolving Securities Claims, Objections Thereto, Lead Plaintiff’s Potential Plan Confirmation Objections, and Cross Motion to Apply Bankruptcy Rule 7023 to Putative Class Claim dated October 31, 2017 [Docket No. 1462], a true and correct copy of which is attached as Exhibit B hereto and fully incorporated by reference herein.
46.	“Class Settlement” means the settlement embodied in the Class Plaintiff Stipulation, in form and substance substantially as approved by the Bankruptcy Court and as otherwise acceptable to the Class Settlement Parties.
47.	“Class Settlement Cash Consideration” means $1,150,000 in Sale Proceeds payable in Cash as a distribution on account of the Securities Claims.
48.	“Class Settlement Escrow” means the escrow account established by Lead Plaintiff Counsel on behalf of the Lead Plaintiff to receive all distributions on behalf of the Securities Claimants pursuant to the Class Settlement and this Plan.
49.	“Class Settlement Litigation Proceeds” means a distribution of Cash made pursuant to the Class Settlement and under this Plan on account of the Securities Claims equal to forty percent (40%) of any Cause of Action Net Proceeds which may be recovered in respect of the Retained Causes of Action, up to a maximum aggregate amount of $2,500,000.
50.	“Class Settlement Parties” means the Debtors, the Equity Committee, and Lead Plaintiff.

51.	“Clearance Certificate” means an interim or final clearance certificate from the CRA or the applicable taxing authority of a provincial government or Governmental Unit to the Debtors, the Monitor or Liquidation Trustee, as applicable, confirming that as at the time of applicable distribution there are no unpaid liabilities owing to the CRA or such taxing authority or Governmental Unit and no such liabilities result from the applicable distribution made pursuant to this Plan or the CCAA Approval Order.

52.	“Collateral” means any property or interest in property of an Estate subject to a Lien, not otherwise subject to avoidance under the Bankruptcy Code, to secure the payment or performance of a Claim.
53.	“Comfort Letters” means letters delivered from each of the Quebec Revenue Agency and the CRA or the applicable taxing authority of a provincial government or Governmental Unit to the Monitor, in a form satisfactory to the Monitor, confirming that the Monitor may make distributions to the Debtors’ creditors without being considered a “legal representative” within the meaning under the Income Tax Act, R.S.C., 1985, c. 1., (5th Supp.), or under other applicable Canadian provincial or federal fiscal laws.
54.	“Committees” means collectively, the Creditors’ Committee and the Equity Committee.
55.	“Confirmation” or “Confirmed” means the entry of the Confirmation Order on the Docket of the Chapter 11 Cases by the Bankruptcy Court.
56.	“Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the Docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.
57.	“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time and which shall be a joint hearing with the CCAA Approval Hearing before the Canadian Court, if permitted by the Bankruptcy Court and the Canadian Court.
58.	“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.
59.	“Consumer Privacy Ombudsman” means Michael St. Patrick Baxter, the consumer privacy ombudsman appointed in the Chapter 11 Cases [Docket No. 523].
60.	“Consummation” or “Consummated” means the occurrence of the Effective Date.
61.	“Cost Sharing Agreement” has the meaning ascribed to such term in Article V.B.4 of this Plan.

62.	“CRA” means the Canada Revenue Agency, also known as the Agence du revenu du Canada.
63.	“Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.
64.	“Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as constituted from time to time [Docket No. 116].
65.	“Cross-Border Protocol” means the cross-border protocol approved by the Bankruptcy Court in these Chapter 11 Cases [Docket No. 220] and approved by the Canadian Court on November 30, 2016.
66.	“Cure Costs” means any and all amounts, costs or expenses that must be paid or actions that must be performed pursuant to sections 365 and 1123 of the Bankruptcy Code in connection with the assumption and/or assignment of Executory Contracts.
67.	“Debtor” or “Debtors” means individually, or collectively, each of the debtors and debtors in possession listed on Exhibit A annexed hereto.
68.	“Debtor Releasees” means:
a.	the Monitor;
b.	the U.S. Professionals;
c.	Alvarez & Marsal North America, LLC and Alvarez & Marsal Canada ULC, (including, for the avoidance of doubt, Brian J. Fox);
d.	the Canadian Professionals;
e.	in each case of the Debtor Releasees in (a) through (d) hereof, such Debtor Releasees’ partners, members, employees, attorneys, accountants, investment bankers, consultants, representatives and other professionals;
f.	the rank and file employees of the Debtors who are/were not (i) officers of any Debtor (i.e., employees below the level of Vice President or similar title) or (ii) Insured Persons; and
g.	the other Debtors;
provided, however, that, for the avoidance of doubt, (i) KPMG LLP and any Affiliate thereof is not and shall not be deemed to be a Debtor Releasee, and (ii) no Insured Person other than as expressly provided in “c” above shall be or shall be deemed to be a Debtor Releasee.
69.	“Disallowed Election” shall have the meaning set forth in Article IV.B.7.

70.	“Disclosure Statement” means the disclosure statement relating to this Plan, including, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
71.	“Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement and solicitation procedures for this Plan.
72.	“Discovery Disagreement” has the meaning set forth in Article V.E.11 of this Plan.
73.	“Disputed” means, with reference to any Claim, Administrative Claim or Equity Interest:
a.	any Claim or Administrative Claim proof of which was timely and properly filed and (i) which is disputed under this Plan; (ii) as to which the Debtors or any other party in interest have interposed or interpose a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order; or (iii) as to which the Monitor has served a notice of disallowance and which notice of disallowance has not been withdrawn, resolved or determined by a Final Order, or the date to appeal such notice of disallowance (in accordance with the Claims Resolution Order) has not expired.
b.	any Claim or Administrative Claim, proof of which was required to be filed by the Bar Date, but as to which a Proof of Claim was not timely and/or properly filed by such applicable Bar Date;
c.	any Claim scheduled on the Schedules as unliquidated, disputed or contingent, and that is not superseded by a timely filed Proof of Claim; or
d.	any Claim or Equity Interest subject to an objection or a notice of disallowance or for which an adversary proceeding has been commenced seeking, among other things, entry of an order disallowing and/or subordinating such Claim or Equity Interest.
For the avoidance of doubt, any U.S. Claim that has not been allowed or disallowed by Final Order or under this Plan as of the Claims Objection Deadline is a Disputed Claim (solely for purposes of determining whether a distribution must be made on such Claim before the Claims Objection Deadline).  To the extent an objection relates to the allowance of only a part of a Claim, such Claim is a Disputed Claim only to the extent of the objection, and is an Allowed Claim as to the portion of the Claim against which no objection was made.

74.	“Distribution Agent” means (a) from the Effective Date to the Final Monitor Distribution Date, the Reorganized Parent Debtor and the Monitor as may be appropriate; and (b) following the Final Monitor Distribution Date, any Person(s)

selected by the Monitor, Reorganized Parent Debtor or the Liquidation Trustee, as applicable, to make or to facilitate distributions required by this Plan, which Person(s) may include the Claims and Solicitation Agent, DTC, CDS, the Liquidation Trustee, the Monitor and/or the Reorganized Parent Debtor.

75.	“Distribution Record Date” means, with respect to Allowed Claims (other than the Securities Claims for which all distributions shall be made to the Class Settlement Escrow), the record date for purposes of making distributions under this Plan and the CCAA Approval Order on account of Allowed Claims, which date shall be the later of the Confirmation Date and the CCAA Approval Order Date. There shall be no Distribution Record Date on account of Parent Equity Interests or the Securities Claims.
76.	“Distribution Date” means any date selected by the Distribution Agent for making distributions required by this Plan.
77.	“District Court” means the District Court for the Southern District of New York presiding over the Securities Litigation.
78.	“Docket” means the official docket of pleadings maintained by the clerk of the Bankruptcy Court for the Chapter 11 Cases.
79.	“DTC” means the Depository Trust Company.
80.	“Effective Date” means the date that is the Business Day after which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.B of this Plan have been satisfied or waived in accordance with Article IX.D of this Plan selected by the Debtors as set forth in the Notice of Effective Date.
81.	“Ending Expense Reserve Balance” has the meaning set forth in Article VI.E.1 of this Plan.
82.	“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.
83.	“Equity Available Cash” has the meaning set forth in Article V.E.1 of this Plan.
84.	“Equity Committee” means the statutory committee of Holders of Equity Interests appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as constituted from time to time [Docket No. 202].

85.	“Equity Interest” means all issued, authorized, and outstanding common shares or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, including any restricted share units having vested in the ordinary course of business prior to the Petition Date and deferred share units granted or owing (including, for greater certainty, those which were not granted due to the stay of proceedings in the Chapter 11 Cases and CCAA Proceedings) to a director of the Parent Debtor prior to the Effective Date and are listed in the Plan Supplement. For the avoidance of doubt, an “Equity Interest” does include deferred shared units owing to directors of the Parent Debtor that may not have been granted due to the stay of proceedings in the Chapter 11 Cases and the CCAA Proceedings and are listed in the Plan Supplement, but does not include any other contingent or unexercised option, warrant, or right, contractual or otherwise, to acquire or be awarded any interest in any Debtor, including but not limited to unvested restricted share units or other forms of interest, all of which shall be cancelled by this Plan on the Effective Date.

86.	“Estate(s)” means the bankruptcy estate(s) of the Debtors created under sections 301 and 541 of the Bankruptcy Code on the Petition Date.
87.	“Exculpated Actions” has the meaning set forth in Article X.C of this Plan.
88.	“Exculpated Parties” means the Debtors, the Monitor, the Consumer Privacy Ombudsman, the Creditors’ Committee, the Equity Committee and any of their respective members, partners, officers, directors, employees, advisors, professionals or agents and advisors of the foregoing (including any attorneys, financial advisors, investment bankers and other professionals retained by the Debtors, the Monitor, the Consumer Privacy Ombudsman, the Creditors’ Committee, and the Equity Committee) but solely in their capacities as such, and all Professionals; provided, however, that “Exculpated Parties” shall not include KPMG LLP or any Affiliates thereof.
89.	“Executory Contract” means a contract to which one or more of the Debtors are party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.
90.	“Federal Judgment Rate” means 0.98% per annum, which is the post-judgment interest rate in effect as of the Petition Date established by Section 1961(a) of Title 28 of the United States Code and provided by the Federal Reserve and published every Monday for the preceding week.
91.	“Fee Claim” means an Administrative Claim under sections 328, 330(a), 331 or 503 of the Bankruptcy Code for compensation of a U.S. Professional for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including, but not limited to, transaction fees, other success fees and the reasonable expenses of the members of the Creditors’ Committee and Equity Committee incurred as members of the Creditors’ Committee or Equity Committee in discharge of their duties as such). For the avoidance of doubt, (i) the claims of Alvarez & Marsal North America, LLC for services performed and expenses incurred in accordance with its retention order entered in these Chapter 11 Cases [Docket No. 222] do not constitute Fee Claims, and are payable in accordance with such retention order; (ii) in accordance with the Cross-Border Protocol, the Canadian Fee Claims are not Fee Claims and are payable as set forth in the Cross-Border Protocol, and (iii) U.S. Trustee Fees are not Fee Claims and are instead payable as set forth in the provisions of this Plan governing U.S. Trustee Fees.

92.	“Fee Claims Bar Date” means the date that is forty-five (45) days after the Effective Date.
93.	“Fee Examiner” means M.J. Renick & Associates LLC.
94.	“Fee Examiner Order” means that certain Order Appointing Fee Examiner and Establishing Related Procedures for Compensation and Reimbursement of Expenses for Professionals and Consideration of Fee Applications [Docket No. 521].
95.	“Final Decree” means the decree contemplated under Bankruptcy Rule 3022.
96.	“Final Distribution Date” means the date selected by agreement of the Liquidation Trustee, Monitor and the Reorganized Parent Debtor, which date shall be no later than sixty (60) days after the date on which (i) all Retained Causes of Action shall have been settled, abandoned, or fully adjudicated; (ii) all Disputed Claims in the Chapter 11 Cases have been Allowed or disallowed; (iii) the Monitor shall have certified to the Canadian Court that all Disputed Canadian Claims against the Canadian Debtors have been finally resolved; and (iv) the Debtors or Monitor shall have obtained all applicable Clearance Certificates confirming that all applicable taxes have been paid in advance of final distributions to Holders of Allowed Parent Equity Interests.
97.	“Final Monitor Distribution Date” means the date on which all Initial Cash Distributions have been made.
98.	“Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction (including the Canadian Court as applicable), which has been entered on the Docket, and that has not been stayed, reversed, modified or amended and as to which the time to file an appeal, a motion for re-hearing, re-argument or reconsideration or a petition for writ of certiorari has expired or been waived, and as to which no appeal, petition for certiorari, or other proceedings for re-argument, reconsideration or re-hearing are then pending; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.
99.	“General Unsecured Claim” means an unsecured non-priority Claim against a Debtor that is not an Administrative Claim, Fee Claim, Canadian Fee Claim, U.S. Trustee Fee, CCAA Charge Claim, Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, SEC Claim, Securities Claims or Intercompany Claim.
100.	“Global Settlement” means the settlement and compromise negotiated among the Debtors, Equity Committee and Creditors’ Committee and recommended by the Monitor and incorporated in this Plan and approved by the Canadian Court pursuant to the CCAA Approval Order.

101.	“Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.
102.	“Holdback Amount” means, with respect to Fee Claims, amounts held back pursuant to an order or orders of the Bankruptcy Court, including the Interim Compensation Order.
103.	“Holdback Amount Reserve” means a reserve funded on or before the Effective Date for the payment of the Holdback Amount for Professionals and payment of any additional unpaid amounts asserted or estimated by the Professionals and Alvarez & Marsal North America, LLC as owing to any such firm for fees and expenses accrued prior to the Effective Date, which amount shall be determined by the Debtors prior to the Effective Date after consultation with the Committees and Monitor.
104.	“Holder” means any Entity holding a Claim or Equity Interest.
105.	“Impaired” means, with respect to any Claim or Equity Interest or Class thereof, a Claim or an Equity Interest or Class thereof that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.
106.	“Individual Securities Damages Claim” means Proof of Claim number 494 filed by the Plumbers & Pipefitters National Pension Fund, in its individual capacity, asserting Securities Law Claims against the Parent Debtor.
107.	“Initial Cash Distributions” has the meaning ascribed to such term in Article V.B.3(b) of this Plan.
108.	“Initial CCAA Approval Order” has the meaning ascribed to such term in Article IX.A.2 of this Plan.
109.	“Initial Distribution Date” means the first Business Day as soon as practicable after the later of (i) the Effective Date and (ii) the receipt by the Monitor of the Comfort Letters, or such other date as may be reasonably determined by the Distribution Agent, on which distributions to Holders of Allowed Claims other than the Securities Claims shall be made.

110.	“Insured Person(s)” means (a) any past or present directors or officers of any Debtor, (b) any Person who is or was a “defacto”, “shadow”, or “acting” director or officer, or is or was deemed to be a director or officer, of any Debtor, (c) any Person who is or was contracted to perform the duties of any officer of any Debtor, (d) any Person who is or was a trustee, governor, advisory board member, management committee member, management board member, general partner or equivalent position of any Debtor, (e) any Person who held or holds a title, position, or capability in any Debtor equivalent to a director or officer, and (f) any other Person that is determined to be an “Insured Person” as defined under the Liberty International Underwriters Public Advantage Liability Policy for

Directors and Officers, Policy Number DOMOAA0JFA003 (as may be amended, supplemented, and/or modified, from time to time).

111.	“Intercompany Claim” means any Claim held by a Debtor against another Debtor.
112.	“Intercompany Equity Interest” means any Equity Interest held by a Debtor in another Debtor.
113.	“Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals, dated November 29, 2016 [Docket No. 226].
114.	“Interim Distribution Date” means any date after the Initial Distribution Date on which the Distribution Agent determines that an interim distribution should be made under this Plan in light of, among other things, resolutions of Disputed Claims and the administrative costs of such a distribution.
115.	“Lead Plaintiff” means the Plumbers & Pipefitters National Pension Fund as court-appointed lead plaintiff in the Securities Litigation.
116.	“Lead Plaintiff Counsel” means Lowenstein Sandler LLP, Cohen Milstein Sellers & Toll PLLC, and Cross & Simon, LLC.
117.	“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.
118.	“Liquidation Trust” means the trust created pursuant to this Plan and the Liquidation Trust Agreement.
119.	“Liquidation Trust Advisory Board” means the advisory board of Persons appointed to oversee the administration of the Liquidation Trust, which shall have the powers and duties set forth in the Liquidation Trust Agreement and shall be designated by the Equity Committee with the consent of the Monitor and the Debtors, which consent is not to be unreasonably withheld, and after consultation with the Creditors’ Committee, as identified in the Plan Supplement.
120.	“Liquidation Trust Agreement” means the agreement governing the administration of the Liquidation Trust, in form and substance acceptable to the Equity Committee, substantially in the form to be filed in the Plan Supplement.
121.	“Liquidation Trust Assets” has the meaning set forth in Article V.E.1 of this Plan.
122.	“Liquidation Trust Beneficiary” means a beneficial Holder of a Beneficial Trust Interest.

123.	“Liquidation Trust Election Bar Date” means the deadline established by the Disclosure Statement Order for the Debtors to receive valid Liquidation Trust Election Forms through the Claims and Solicitation Agent, DTC and/or CDS, which date shall be the same date as the Voting Deadline provided, however, that the Liquidation Trustee may, in its sole discretion, extend the Liquidation Trust Election Bar Date to a date after the Effective Date of the Plan to accommodate late Liquidation Trust Election Forms or to cure any defective or incomplete Liquidation Trust Election Forms.

124.	“Liquidation Trust Election Form” means the form whereby a beneficial Holder of a Parent Equity Interest elects to receive Beneficial Trust Interests in exchange for its Parent Equity Interests through tender of its Parent Equity Interests effective as of the Effective Date.
125.	“Liquidation Trustee” means the person selected by the Equity Committee and designated in the Plan Supplement as the trustee of the Liquidation Trust, or any successor thereto.
126.	“Liquidation Trust Expense Reserve” means the reserve established on or before the Effective Date to hold Cash in an amount sufficient to satisfy the Wind-Down Expenses of the Liquidation Trust, Reorganized Parent Debtor and the Debtors in an amount not to exceed the amount permitted under Rev. Proc. 94-45 and to be set forth in the Plan Supplement, as proposed by the Equity Committee.
127.	“Litigation Representative” means the Liquidation Trustee as representative of the Debtors and the Liquidation Trust in respect to the Retained Causes of Action, including, but not limited to, for the purposes set forth in Article V.E.12 hereof.
128.	“Monitor” means Ernst & Young Inc., in its capacity as the Canadian Court-appointed monitor in the CCAA Proceedings.
129.	“Notice of Effective Date” means the notice filed on the Docket by the Debtors, after consultation with the Monitor and the Committees, that the Effective Date has occurred.
130.	“One Time Discovery Demand” has the meaning set forth in Article V.E.11 of this Plan.
131.	“One Time Discovery Demand Notice of Satisfaction” has the meaning set forth in Article V.E.11 of this Plan.
132.	“Opt-Out Notice” means the form distributed to each Holder of an Unimpaired Claim on which such Holder is to indicate whether it opts-out of granting the releases provided for in Article X.B of this Plan.
133.	“Option 1” has the meaning ascribed to it in Article IV.B.7.b of this Plan.
134.	“Option 2” has the meaning ascribed to it in Article IV.B.7.b of this Plan.
135.	“OSC” means the Ontario Securities Commission.

136.	“Paid in Full” or “Payment in Full” or “Pay in Full” each mean, with respect to an Allowed Claim, payment in Cash in an aggregate amount equal to the Allowed amount thereof, whether paid by a Debtor, the Monitor, the Purchaser, the Distribution Agent or any other Person, and whether taking the form of a cure payment, payment by a Debtor on accounts payable, payment by Purchaser on accounts payable, or otherwise.
137.	“Parent Debtor” means Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd.).
138.	“Parent Equity Interest” means an Equity Interest in the Parent Debtor.
139.	“Person” means a natural person, corporation, limited liability company, association, partnership (whether general, limited, or any other form of partnership entity), joint venture, proprietorship, estate, trust, labor union, Governmental Unit or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity, including the U.S. Trustee, within the meaning of section 101(15) of the Bankruptcy Code.
140.	“Petition Date” means October 31, 2016.
141.	“Plan” means this First Amended Joint Chapter 11 Plan of Liquidation of Old BPUSH Inc. and its Affiliated Debtors (as it may be altered, amended, modified or supplemented from time to time, and including the Plan Supplement, regardless of whether the Plan Supplement is also separately referenced in any given Article of this Plan).
142.	“Plan Supplement” means the supplemental appendix to this Plan, to be filed by the Debtors on or prior to the date that is five (5) Business Days prior to the Voting Deadline, which will contain, among other things: (a) the names of the Director(s) that will serve on the Board of Directors of each of the Debtors after the Effective Date; (b) the name of the Chief Wind-Down Officer selected as of the Effective Date; (c) the name of the Liquidation Trustee selected as of the Effective Date; (d) the names of the members of the Liquidation Trust Advisory Board; (e) the proposed form of the Liquidation Trust Agreement; (f) the restricted share units and deferred share units that will be treated as Parent Equity Interests under this Plan; and (g) any amendments to the Reorganized Parent Debtor’s organizational documents to be made on the Effective Date to the extent necessary to implement the Plan. The Plan Supplement will be in form and substance reasonably satisfactory to the Debtors and the Committees.
143.	“Plan Transactions” has the meaning ascribed to such term in Article V.A of this Plan.
144.	“Post-Petition Interest” means simple interest per annum at the Federal Judgment Rate, based on a three hundred sixty (360)-day year for the period from the Petition Date to, but excluding, the Effective Date.

145.	“Priority Non-Tax Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code or otherwise entitled to priority under Canadian law, including Claims of employees or former employees of the Debtors of the kind described in subsection 6(5) of the CCAA.
146.	“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in sections 502(i) or 507(a)(8) of the Bankruptcy Code and any Claim of the Canadian federal and provincial governments of the kind described in subsection 6(3) of the CCAA.
147.	“Privileges” shall have the meaning set forth in Article V.E.11 of this Plan.
148.	“Professional” means a Canadian Professional or U.S. Professional.
149.	“Proof of Claim” means a proof of Claim filed in the Chapter 11 Cases and CCAA Proceedings in accordance with the form that was jointly approved by the Bankruptcy Court and Canadian Court.
150.	“Pro Rata” means the proportion that an Allowed Claim or an Allowed Equity Interest in a particular Class bears to the aggregate amount of all Allowed Claims or Allowed Equity Interests in that same Class.
151.	“Purchase Agreement” means that certain Asset Purchase Agreement (as amended) dated as of October 31, 2016, between Performance Sports Group Ltd. and the other entities identified therein as sellers and the Purchaser and as approved by the Sale Orders.
152.	“Purchased Assets” means the assets acquired by the Purchaser through the Purchase Agreement, as further described therein.
153.	“Purchaser” means, collectively, Peak Achievement Athletics Inc. (f/k/a 9938982 Canada Inc.) or any Designated Purchaser (as defined in the Purchase Agreement).
154.	“Putative Class” means the putative class of purchasers of Parent Equity Interests represented by the Lead Plaintiff in the Securities Litigation, consisting of all persons (other than the defendants named in the Securities Litigation and their families) or entities who purchased or otherwise acquired common stock of the Parent Debtor on the New York Stock Exchange during the period from January 15, 2015 through March 14, 2016, inclusive. For the avoidance of doubt, all actions contemplated under this Plan by Lead Plaintiff on behalf of the Putative Class are subject in all respects to certification of the Putative Class by the Bankruptcy Court solely for purposes of the Class Settlement and this Plan (including voting).

155.	“Putative Securities Class Action Claim” means the Proof of Claim number 444 (as may be amended) asserting Securities Law Claims filed by the Plumbers &

Pipefitters National Pension Fund, purportedly on behalf of itself and a putative class of other claimants.

156.	“Reinstated” or “Reinstatement” means, unless this Plan specifies a particular method pursuant to which a Claim or Interest shall be Reinstated, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.
157.	“Reinvested Net Proceeds” has the meaning set forth in Article VI.E.1 of this Plan.
158.	“Rejection Damages Claim” means a Claim for damages arising from the rejection of any Executory Contract pursuant to this Plan, sections 365 or 1123 of the Bankruptcy Code, or a notice of disclaimer or resiliation sent by the Debtors in the CCAA Proceedings pursuant to the CCAA.
159.	“Released Claims” has the meaning set forth in Article X.A of this Plan.
160.	“Releasing Party” means each Holder of a Claim that (i) affirmatively votes to accept this Plan; (ii) is Unimpaired pursuant to this Plan and therefore is deemed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code; or (iii) rejects this Plan or abstains from voting on this Plan and that does not mark its Ballot indicating its desire to opt out of the releases provided in Article X.B of this Plan. For the avoidance of doubt, “Releasing Party” shall not include Holders of Parent Equity Interests, or Holders of Claims that either: (a) are deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code; (b) are entitled to vote on this Plan and opt out of granting the releases provided in Article X.B of this Plan by checking the appropriate box on the Ballot; or (c) are deemed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code and opt out of granting the releases provided in Article X.B of this Plan by checking the appropriate box on the Opt-Out Notice.
161.	“Reorganized Debtors” means the Reorganized Parent Debtor and any other Debtor from and after the Effective Date, pending its eventual dissolution.
162.	“Reorganized Parent Debtor” means the Parent Debtor from and after the Effective Date, as reorganized pursuant to this Plan pending its eventual dissolution.
163.	“Reserves” means, collectively, the Liquidation Trust Expense Reserve, the Holdback Amount Reserve and any other Cash that may be reserved on account of a Disputed or estimated Claim or Fee Claim as of the Effective Date.

164.	“Retained Causes of Action” means all Causes of Action of the Parent Debtor or any Subsidiary Debtor as of the Effective Date, including, but not limited to, any and all Causes of Action against any party other than the Debtor Releasees relating to or arising from the Debtors’ failure to file their Annual Report for the fiscal year ended May 31, 2016 or alleged irregularities in the Debtors' sales practices, other than any Cause of Action that has been (i) assigned to Purchaser pursuant to the Purchase Agreement or Sale Orders, or (ii) settled or released under this Plan or otherwise settled or released prior to the Effective Date, including but not limited to those settled or released in the Final Order (I) Authorizing the Debtors to Obtain Post-Petition Secured Financing Pursuant to 11 U.S.C. § 364, (II) Authorizing the Debtors’ Use of Cash Collateral Pursuant to 11 U.S.C. § 363, and (III) Granting Adequate Protection to Prepetition Secured Lenders Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364; and (IV) Granting Related Relief [Docket No. 229], the Order Approving Stipulation By and between the Debtors and 9938982 Canada Inc. and Affiliates Regarding Purchase Agreement Escrow [Docket No. 1197], the CCAA Initial Order, the Order (Re: Stay Extension and Other Relief) dated July 17, 2017 of the Canadian Court in the CCAA Proceeding.

165.	“Sale” means the sale of substantially all of the Debtors assets to Purchaser in accordance with and pursuant to the Sale Orders.
166.	“Sale Orders” means collectively the U.S. Sale Order and Canadian Sale Order.
167.	“Sale Proceeds” means, in aggregate, the proceeds from the Sale on deposit in the Canadian Sale Proceeds Account and the U.S. Sale Proceeds Account.
168.	“Satisfied Claim” means any Claim that has been Paid in Full or otherwise satisfied after the Petition Date whether by the Debtors, Purchaser or otherwise, including any Cure Costs for executory contracts assumed and assigned in connection with the Sale.
169.	“Schedule” or “Schedules” means collectively or individually, the schedules of assets and liabilities filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as may be amended or modified from time to time pursuant to Bankruptcy Rule 1009.
170.	“SEC” means the U.S. Securities and Exchange Commission.
171.	“SEC Claim” means the claim filed by the U.S. Securities and Exchange Commission (as may be amended, Proof of Claim No. 599), and subsequently withdrawn pursuant to the Notice of Withdrawal of Claim [Docket No. 6 in Case No. 16-12381].
172.	“Secured Claim” means any Claim, in each case as determined pursuant to sections 506(a) and 1111(b) of the Bankruptcy Code, that is: (a) secured by a valid, perfected and enforceable Lien on property in which the Estates have an interest and that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, to the extent of the value of the Claim Holder’s interest in such property as of the Confirmation Date; or (b) subject to setoff under section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

173.	“Securities Claimants” means, collectively, the Lead Plaintiff and all members of the Putative Class.
174.	“Securities Claims” means collectively the Putative Securities Class Action Claim and the Individual Securities Damages Claim.
175.	“Securities Law Claim” means any Claim, whether or not the subject of an existing lawsuit, that is subject to mandatory subordination pursuant to section 510(b) of the Bankruptcy Code or applicable CCAA principles.
176.	“Securities Litigation” means the securities class action styled as Nieves v. Performance Sports Group Ltd., et al., Case No. 1:16-CV-3591-GHW (S.D.N.Y.).
177.	“Shareholder Distributable Assets” has the meaning ascribed to such term in Article V.B.3(a) of this Plan.
178.	“Subsidiary Debtor” means a Debtor other than the Parent Debtor, both before and after the Effective Date.
179.	“Third-Party Releasees” means the Debtors, the Monitor, the Creditors’ Committee, the Equity Committee, the Consumer Privacy Ombudsman the Lead Plaintiff or any of their respective (a) members, (b) partners, (c) officers, (d) directors, (e) employees, (f) advisors, (g) professionals, or (h) agents and advisors of any of the foregoing (a)-(g) (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons), in each case (including for each Person or Entity identified in clauses (a) through (h) above) serving, appointed and/or engaged as of the Confirmation Date, but solely in their capacities as such.
180.	“U.S.” means the United States of America.
181.	“U.S. Claims” means Claims filed against the U.S. Debtors and the SEC Claim.
182.	“U.S. Debtors” means the Debtors incorporated in the United States: Old BPSUSH Inc. (f/k/a BPS US Holdings Inc.); Old BH Inc. (f/k/a Bauer Hockey, Inc.); Old EBS Inc. (f/k/a Easton Baseball / Softball Inc.); Old BHR Inc. (f/k/a Bauer Hockey Retail Inc.); Old BPSU Inc. (f/k/a Bauer Performance Sports Uniforms Inc.); Old PLG Inc. (f/k/a Performance Lacrosse Group Inc.); Old BPSCI Inc. (f/k/a BPS Diamond Sports Inc.); and Old PSGI Inc. (f/k/a PSG Innovation Inc.).
183.	“U.S. Parent” means Old BPSUSH Inc. (f/k/a BPS US Holdings Inc.).

184.	“U.S. Professional” means a Person: (a) retained by order of the Bankruptcy Court in connection with the Chapter 11 Cases pursuant to sections 327, 328, 330, or 1103 of the Bankruptcy Code, but excluding any ordinary course professionals retained pursuant to an order of the Bankruptcy Court, or (b) for which compensation or reimbursement is sought or has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, including, without limitation, all professionals retained by the Debtors, Creditors’ Committee, and Equity Committee.

185.	“U.S. Sale Order” means collectively (a) the Order (A) Approving the Asset Purchase Agreement; (B) Approving the Sale to the Purchaser Substantially All of the Assets of the Debtor Pursuant to Section 363 of the Bankruptcy Code Free and Clear of All Liens, Interests, and Encumbrances; (C) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Pursuant to Section 363 of the Bankruptcy Code; (D) Authorizing the Debtors to Consummate Transaction Related to the Above; and (E) Granting Related Relief and [Docket No. 770]; and (b) the Order (Supplemental) Approving the Waiver and Consent Agreement Resolving the Q30 Parties’ Objection to the Debtors’ Sale of Substantially All of the Debtors’ Assets to the Stalking Horse Purchaser [Docket No. 799] and (c) the Order Approving Stipulation By and between the Debtors and 9938982 Canada Inc. and Affiliates Regarding Purchase Agreement Escrow [Docket No. 1197].
186.	“U.S. Sale Proceeds Account” means the U.S. account established by the Debtors pursuant to the Sale Orders into which certain Sale Proceeds (as defined in the U.S. Sale Order) were deposited in accordance with the Initial Allocation (as defined in the Purchase Agreement).
187.	“U.S. Trustee” means the United States Trustee for the District of Delaware.
188.	“U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.
189.	“Undeliverable Distribution” means any distribution under this Plan on account of an Allowed Claim or Parent Equity Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) responded to the Distribution Agent’s requests for information necessary to facilitate a particular distribution; or (c) taken any other action necessary to facilitate such distribution.
190.	“Unimpaired” means with respect to a Claim or Equity Interest in a Debtor or a Class thereof, a Claim or Equity Interest or Class thereof that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
191.	“Voting Deadline” means the last date by which Holders of Claims or Equity Interests entitled to vote to accept or reject this Plan may submit their Ballots to accept or reject this Plan, as set by the Bankruptcy Court.
192.	“Wind-Down Expenses” has the meaning set forth in Article V.B.4 of this Plan.

B.	Rules of Interpretation
Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter.  Unless otherwise specified, all section, article, schedule, or exhibit references in this Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, this Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained in this Plan.  Except for the rule contained in section 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan.  A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan.  The Plan Supplement and appendices to this Plan are incorporated into this Plan by reference and are a part of this Plan as if set forth in full herein.  The documents contained in the exhibits and the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  Holders of Claims and Equity Interests may inspect a copy of the Plan Supplement, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or free of charge at https://cases.primeclerk.com/PSG/ or https://www.ey.com/ca/psg.
C.	Computation of Time
Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur, or be required to be done, shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.
D.	Governing Law
Except as otherwise set forth in this Plan (including as to the Canadian Debtors) and except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflict-of-laws principles; provided, that the corporate law matters shall be governed by the laws of the state or province of incorporation or formation of the applicable Debtor, the Monitor and matters related to the conduct of the CCAA Proceedings shall be governed by the CCAA and other applicable Canadian law, and the Canadian Claims shall be addressed pursuant to the Claims Resolution Order and any subsequent order of the Canadian Court.
E.	Reference to Monetary Figures
All references in this Plan to monetary figures refer to currency of the U.S., unless otherwise expressly provided.

F.	Separate Plans
Although styled as a “joint” plan, this Plan consists of eighteen (18) separate Plans (one for each of the Debtors’ Chapter 11 Cases).  If any Plan is not Confirmed, then the Debtors reserve the right to withdraw such Plan.
G.	No Substantive Consolidation
The Estates of the Debtors have not been substantively consolidated.  Nothing in this Plan shall constitute or be deemed to constitute an admission that one Debtor is subject to or liable for any Claim against any other Debtor, except as expressly provided through the Global Settlement.
II.	PLAN SETTLEMENTS
A.	Global Settlement
Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, on the Effective Date, the provisions of this Plan constitute a good-faith compromise and settlement of all Claims against and Equity Interests in the Debtors and other disputes or potential disputes among the Debtors, and among the Debtors and any of the Creditors’ Committee and Equity Committee as set forth in this Plan.  The Monitor is prepared to recommend approval of the Global Settlement to the stakeholders and the Canadian Court.
This Global Settlement, among other things: (a) provides for the Payment in Full of Allowed General Unsecured Claims without Post-Petition Interest (to the extent it would have been allowable); (b) resolves the treatment of Intercompany Claims; (c) resolves the allocation of the Sale Proceeds among the Debtors and any disputes regarding the valuation of the Debtors; and (d) settles any question regarding substantive consolidation of some or all of the Estates.
In accordance with the Global Settlement, the Debtors, the Monitor and the Committees will not dispute or object to the allocation of the Sale Proceeds, or other Assets, in accordance with this Plan, and will not seek substantive consolidation of any or all of the Debtors.  For the avoidance of doubt, any Reinstatement of Intercompany Claims and Intercompany Equity Interests shall not be deemed to impact, impair, affect, determine, release, waive, modify or limit the rights to distributions or payments on account of General Unsecured Claims under this Plan.  All such Reinstated Intercompany Claims and Intercompany Equity Interests are subordinate in right of payment to payment of Allowed General Unsecured Claims under this Plan.
B.	Class Settlement
As set forth in the Class Plaintiff Stipulation, the Class Settlement Parties (including the Lead Plaintiff on behalf of the Putative Class, subject to certification of the Putative Class for purposes of the Class Settlement and this Plan (including voting)) have consensually resolved the treatment of the Securities Claims and the Equity Committee’s objection to the Putative Securities Class Action Claim, as well as the Securities Claimants’

objection to the Plan and the Disclosure Statement.  The Class Settlement provides, among other things, that the Lead Plaintiff will receive (on behalf of itself and the Putative Class) (1) the Class Settlement Cash Consideration in the amount of $1,150,000, to be paid pursuant to Article V.B.3(b) hereof, and (2) the Class Settlement Litigation Proceeds, consisting of forty percent (40%), up to $2,500,000 in the aggregate (but exclusive of the Class Settlement Cash Consideration), of any Cause of Action Net Proceeds that may be recovered in respect of the Retained Causes of Action.  Subject to certification of the Putative Class for purposes of the Class Settlement and this Plan (including voting), the Class Settlement shall be binding on the Lead Plaintiff and each member of the Putative Class.
All terms of the Class Settlement Stipulation not expressly set forth within the Plan shall be deemed incorporated herein.
C.	Approval of Settlements
The Disclosure Statement and this Plan shall be deemed to be a motion requesting the Bankruptcy Court’s approval of the Global Settlement and the Class Settlement.  The Bankruptcy Court may approve the Global Settlement or the Class Settlement at the Confirmation Hearing and the Canadian Court may approve the Global Settlement or the Class Settlement at the Canadian Approval Hearing.  In the event any objections to the Global Settlement or the Class Settlement are timely filed, the Debtors will request that the Bankruptcy Court and Canadian Court schedule a joint hearing with respect thereto, which may be the Confirmation Hearing/Canadian Approval Hearing.  Upon confirmation of the Plan and certification by the Bankruptcy Court of the Putative Class for purposes of the Class Settlement and the Plan, the Class Settlement shall be binding on the Lead Plaintiff and all members of the Putative Class.
For the avoidance of doubt, to the extent that this Plan is not confirmed by the Bankruptcy Court, the Global Settlement is not approved by the Canadian Court, or the Effective Date does not occur, then the Global Settlement will be void ab initio in all respects, and the rights of the Debtors, Monitor and the Committees with respect to the subject matter of the Global Settlement will be preserved, including, without limitation, the right to seek confirmation of a Chapter 11 plan pursuant to Bankruptcy Code Section 1129(b) and right to seek sanctioning of a plan of compromise and arrangement under the CCAA.
For the avoidance of doubt, to the extent that this Plan is not confirmed by the Bankruptcy Court, the Class Settlement is not approved or recognized by the Canadian Court, the Putative Class is not certified by the Bankruptcy Court in accordance with the Class Plaintiff Stipulation or the Effective Date does not occur by December 21, 2017 (as such date may be extended with the mutual agreement of the Class Settlement Parties), then the Class Settlement shall be void ab initio in all respects, the Lead Plaintiff’s motion to apply Bankruptcy Rule 7023 to the Putative Securities Class Action Claim and the objections to allowance of the Putative Securities Class Action Claim shall be reinstated in full, and the Class Settlement Parties and the Putative Class shall be restored to the status quo ante in effect immediately prior to their entry into the Class Settlement, and all rights, positions and privileges of the Class Settlement Parties, the Putative Class, the Monitor, and the Creditors’ Committee with respect to the subject matter of the Class Settlement will be preserved, including, without limitation, the right to seek confirmation of a Chapter 11 plan pursuant to Bankruptcy Code Section 1129(b) and the right to seek sanctioning of a plan of compromise and arrangement under the CCAA.
III.	TREATMENT OF UNCLASSIFIED CLAIMS
In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Claims, CCAA Charge Claims, Canadian Fee Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article IV of this Plan. The Plan provides for the following designation and treatment of unclassified Claims:
A.	Administrative Claims
1.	Administrative Expense Claims
Except to the extent that (a) an Allowed Administrative Claim has been previously Paid in Full during the Chapter 11 Cases, (b) this Plan provides for other treatment of an Allowed Administrative Claim, or (c) the Holder of an Allowed Administrative Claim agrees to less favorable treatment, on or as soon as reasonably practicable after the later of (i) the Effective Date or (ii) the first Business Day after the date that is thirty (30) days after the date an Administrative Claim becomes Allowed, each Holder of an Allowed Administrative Claim shall be Paid in Full in Cash.
2.	Administrative Claims Bar Date
The Holder of an Administrative Claim, other than: (a) a Fee Claim; (b) claims of Alvarez & Marsal North America, LLC for services performed and expenses incurred in accordance with its retention order entered in the Chapter 11 Cases [Docket No. 222]; (c) an Administrative Claim that has been Allowed on or before the Effective Date; (d) a claim for U.S. Trustee Fees, or (e) the CRA or any other Canadian or provincial taxing authority for which a post-petition tax return must be filed, must submit to the Claims and Solicitation Agent a request for such Administrative Claim so as to be received by 5:00 p.m. (prevailing Eastern Time) on the date that is no more than thirty (30) days after service of the Notice of Effective Date.  Such request must include at a minimum: (i) the name of the Debtor(s) that are purported to be liable for the Administrative Claim; (ii) the name of the Holder of the Administrative Claim; (iii) the amount of the Administrative Claim; (iv) the basis of the Administrative Claim; and (v) all supporting documentation for the Administrative Claim.
The CRA or any other Canadian or provincial taxing authority for which a post-petition tax return must be filed must submit to the Claims and Solicitation Agent or the Monitor a request for such Administrative Claim so as to be received by 5:00 p.m. (prevailing Eastern Time) on the date that is no more than ninety (90) days after the applicable post-petition tax return has been filed.
FAILURE TO FILE AND SERVE SUCH REQUEST TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE CLAIM BEING FOREVER BARRED AND UNABLE TO COLLECT FROM THE ASSETS OF THE DEBTORS.

B.	Fee Claims
1.	Fee Claims Generally
All Fee Claims must be filed with the Bankruptcy Court and served on (i) the Liquidation Trustee and its counsel, (ii) the U.S. Trustee, (iii) U.S. counsel to the Debtors, (iv) counsel to the Creditors’ Committee, (v) counsel to the Equity Committee, and (vi) the Fee Examiner, no later than the Fee Claims Bar Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including Docket Nos. 226 and 521, the Bankruptcy Court shall determine the Allowed amounts of such Fee Claims.  For the avoidance of doubt, (i) any Canadian Fee Claims shall be paid in accordance with the Cross-Border Protocol and do not need to be filed with the Bankruptcy Court on or before the Fee Claims Bar Date and (ii) the fees of any U.S. Professional retained pursuant of an order of the Bankruptcy Court shall be paid in accordance with the orders of the Bankruptcy Court and do not need to be filed with the Canadian Court.
FAILURE TO PROPERLY FILE AND SERVE FINAL FEE APPLICATIONS BY THE FEE CLAIMS BAR DATE SHALL RESULT IN THE UNDERLYING FEE CLAIMS BEING FOREVER BARRED AND UNABLE TO COLLECT FROM THE DEBTORS’ ESTATES.

2.	Objections to Fee Claims
Objections to Fee Claims, if any, must be filed and served on the party asserting the objectionable Fee Claim and each of the parties to be served with a Fee Claim under this Plan no later than twenty (20) days after the filing of the Fee Claim or such other date as may be established by the Bankruptcy Court.  Additionally, the Fee Examiner shall review Fee Claims as set forth in the Fee Examiner Order, except the Fee Examiner shall have sixty (60) days to review final fee applications for Fee Claims.
3.	Payment of Fee Claims
Upon entry of an order by the Bankruptcy Court Allowing a Fee Claim, the Distribution Agent shall promptly pay the applicable U.S. Professional the Allowed Fee Claim from the Holdback Amount to the extent necessary to pay the Allowed Fee Claim in full less any amounts previously received by such U.S. Professional pursuant to the Interim Compensation Order.  If the Holdback Amount for any given U.S. Professional is less than the Allowed Fee Claim, the Distribution Agent shall promptly pay the difference to the U.S. Professional from the Sale Proceeds notwithstanding the insufficiency of the Holdback Amount.  For the avoidance of doubt, (i) the Interim Compensation Order will govern the payment and allowance of any Fee Claim through the Effective Date and (ii) Canadian Fee Claims shall be paid by the Debtors in accordance with the Cross-Border Protocol and any procedures adopted by the Canadian Court.
4.	Success and Transaction Fee Applications
Applications for the allowance and payment of success and transaction fees, unless approved by the Bankruptcy Court prior to the Confirmation Date, must be filed with the Bankruptcy Court and served on (i) the Liquidation Trustee and its counsel, (ii) the U.S. Trustee,

(iii) U.S. counsel to the Debtors, (iv) counsel to the Creditors’ Committee, and (v) counsel to the Equity Committee no later than forty-five (45) days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, the Bankruptcy Court shall determine the Allowed amounts of such success and transaction fees, if any, which Allowed amounts the Distribution Agent shall promptly pay.
FAILURE TO FILE AND SERVE A TRANSACTION FEE APPLICATION IN A TIMELY MANNER SHALL RESULT IN THE UNDERLYING CLAIM BEING FOREVER BARRED AND THE HOLDER THEREOF UNABLE TO COLLECT FROM THE ASSETS OF THE DEBTORS.
Objections to requests for allowance and payment of success and transaction fees, if any, must be filed and served on the party asserting the objectionable success or transaction fee claim and each of the parties to be served with such success or transaction fee request under this Article no later than twenty (20) days after the filing of the requests for allowance and payment of success and transaction fees or such other date as may be established by the Bankruptcy Court.  Consistent with the terms of the Fee Examiner Order, the Fee Examiner shall not review success or transaction fee requests.

5.	U.S. Trustee Fees
All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid by the Distribution Agent on behalf of each Debtor for each quarter (including any fraction thereof) until such Debtor’s Chapter 11 Case is converted, dismissed, or a Final Decree is issued, whichever occurs first, and the Reorganized Debtors shall file post-confirmation quarterly reports on behalf of each Debtor for each quarter (including any fraction thereof) until such Debtor’s Chapter 11 Case is converted, dismissed, or a Final Decree is issued.
6.	Canadian Fee Claims
All Canadian Fee Claims will be paid by the Debtors in consultation with the Monitor in accordance with and pursuant to the CCAA Approval Order and until the CCAA Approval Order Date, in the ordinary course in the CCAA Proceedings as such Canadian Fee Claims become due and payable.
C.	Priority Tax Claims
To the extent not previously paid during the Chapter 11 Cases or the CCAA Proceedings, and except to the extent a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, a Holder of an Allowed Priority Tax Claim shall receive either (a) on or as soon as practicable after the later of (i) the Effective Date or (ii) the first Business Day after the date that is thirty (30) days after the date a Priority Tax Claim becomes an Allowed, Cash in an amount equal to such Allowed Priority Tax Claim, or (b) deferred Cash payments following the Effective Date, over a period not exceeding five years from the Petition Date (provided, however, that, in accordance with the CCAA, Priority Tax Claims held by the CRA, the Canadian federal government or a Canadian provincial government shall instead be paid over the course of a period not to exceed six (6) months).  Any Claim or demand for fines or penalties related to a Priority Tax Claim assessed after the Petition Date shall be disallowed and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect any such fine or penalty.
D.	CCAA Charge Claims
To the extent not previously paid during the Chapter 11 Cases or the CCAA Proceedings, a Holder of an Allowed CCAA Charge Claim shall be paid in Cash in an amount equal to such Allowed CCAA Charge Claim in accordance with the CCAA Approval Order or as otherwise agreed between the applicable Debtor, with the consent of the Monitor and the Holder.
IV.	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
A.	Classification
This Plan constitutes a separate Plan for each Debtor.  This Plan classifies Claims and Equity Interests for all purposes, including voting, confirmation and distribution, pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest has not been previously Paid in Full.
Other than those Claims and Interests listed in Article III of this Plan, which are not required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code, all Claims against and Equity Interests in the Debtors are classified as follows:
1.	Parent Debtor Plan: Claims Against and Equity Interests in Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd.)
Class	Claim or Equity Interest	Status	Voting Rights
P1	Secured Claims	Unimpaired; Deemed to Accept	Not Entitled to Vote
P2	Priority Non-Tax Claims	Unimpaired; Deemed to Accept	Not Entitled to Vote
P3	SEC Claim	Withdrawn	Not Applicable
P4	General Unsecured Claims	Impaired	Entitled to Vote
P5	Intercompany Claims	Unimpaired; Deemed to Accept	Not Entitled to Vote
P6	Securities Claims	Impaired	Entitled to Vote
P7	Parent Equity Interests	Impaired	Entitled to Vote

2.	Subsidiary Debtor Plans: Claims Against and Equity Interests in Subsidiary Debtors
Class	Claim or Equity Interest	Status	Voting Rights
1	Secured Claims	Unimpaired; Deemed to Accept	Not Entitled to Vote
2	Priority Non-Tax Claims	Unimpaired; Deemed to Accept	Not Entitled to Vote
3	General Unsecured Claims	Impaired	Entitled to Vote
4	Intercompany Claims	Unimpaired; Deemed to Accept	Not Entitled to Vote
5	Intercompany Equity Interests	Unimpaired; Deemed to Accept	Not Entitled to Vote

B.	Treatment of Claims and Interests in the Parent Debtor
This Plan provides the following treatment and voting rights for each Class of Claims against and Equity Interests in the Parent Debtor:
1.	Class P1 –Secured Claims
a.	Classification. Class P1 consists of all Secured Claims.
b.	Treatment: On or as soon as practicable after the Effective Date, each Holder of a Class P1 Allowed Secured Claim, if any, shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Secured Claim: (a) the return of the Collateral securing such Allowed Secured Claim; (b) Cash equal to 100% of the amount of such Allowed Secured Claim and Post-Petition Interest required to be paid under section 506(b) of the Bankruptcy Code; (c) such other treatment as will render the Holder of such Allowed Secured Claim Unimpaired; or (d) such other treatment as to which the Holder of such Allowed Secured Claim has agreed to in writing.
c.	Voting: Class P1 is Unimpaired. The Holders of Class P1 Allowed Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject this Plan.
2.	Class P2 – Priority Non-Tax Claims
a.	Classification. Class P2 consists of all Priority Non-Tax Claims.

b.	Treatment: Unless the Holder agrees to a different treatment, on or as soon as practicable after the later of the Effective Date or the date a Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive Payment in Full in Cash with Post-Petition Interest, or such other treatment as will render the Allowed Priority Non-Tax Claim Unimpaired.

c.	Voting: Class P2 is Unimpaired. The Holders of Class P2 Priority Non-Tax Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject this Plan.
3.	Class P3 – SEC Claim
a.	The SEC Claim is withdrawn and Class P3 is deemed eliminated from this Plan.
4.	Class P4 – General Unsecured Claims
a.	Classification. Class P4 consists of all General Unsecured Claims.
b.	Treatment: To the extent not already Paid in Full or otherwise satisfied prior to the Effective Date, on or as soon as practicable after the later of (i) the Effective Date or (ii) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive Payment in Full in Cash of the Allowed amount of its Claim. For the avoidance of doubt, in accordance with the Global Settlement, Holders of Allowed General Unsecured Claims shall not receive Post-Petition Interest on account of such Allowed General Unsecured Claims.
c.	Voting: Class P4 is Impaired because the Global Settlement governs the treatment of General Unsecured Claims under this Plan. The Holders of Class P4 General Unsecured Claims are entitled to vote to accept or reject this Plan.
5.	Class P5 – Intercompany Claims
a.	Classification. Class P5 consists of all Intercompany Claims.

b.	Treatment: On or after the Effective Date, each Intercompany Claim shall be Reinstated, subject to the rights of Holders of General Unsecured Claims in Class P4 under this Plan (including the Global Settlement) and the CCAA Approval Order, and any Cash or Assets of the U.S. Debtors that are required to be distributed pursuant to this Plan (including the Retained Causes of Action and Liquidation Trust Expense Reserve) shall be transferred by the U.S. Debtors to the Reorganized Parent Debtor

in satisfaction of the same amount of such applicable Intercompany Claims, and Intercompany Claims shall receive such additional or different treatment as will be set forth in the Plan Supplement.

c.	Voting: Class P5 is Unimpaired. Each Holder of a Class P5 Intercompany Claim is conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and is not entitled to vote to accept or reject this Plan.
6.	Class P6 –Securities Claims
a.	Classification. Class P6 consists of all Securities Claims.
b.	Treatment: As of the Effective Date, the Securities Claims shall be Allowed. In full and final satisfaction, settlement, discharge and release of the Securities Claims and any other Claim the Securities Claimants have asserted or could assert against the Debtors in respect of the Securities Claims and Securities Litigation, the Class Settlement Cash Consideration and Class Settlement Litigation Proceeds shall be paid to the Class Settlement Escrow for the Securities Claimants, pursuant to and in accordance with Article V of this Plan and the Confirmation Order, to be held in escrow for distribution pursuant to a plan of allocation to be approved by the District Court, subject to Article V.B.3(d) below.
For the avoidance of doubt, the Securities Claimants will not receive either Beneficial Trust Interests or Parent Equity Interests, nor will Beneficial Trust Interests or Parent Equity Interests be distributed on account of the Securities Claims, under or pursuant to this Plan or the Class Plaintiff Stipulation.
c.	Voting: Class P6 is Impaired. In accordance with the Class Plaintiff Stipulation, the Lead Plaintiff is entitled to and shall vote to accept this Plan on behalf of itself and the Putative Class (subject to certification of the Putative Class for purposes of the Class Settlement and this Plan, including voting).
7.	Class P7 – Parent Equity Interests
a.	Classification. Class P7 consists of all Parent Equity Interests.

b.	Treatment. Holders of Parent Equity Interests shall receive their Pro Rata share of the Shareholder Distributable Assets under, and subject to, this Plan (including the Global Settlement) and the CCAA Approval Order. This Plan allows Holders of Parent Equity Interests to elect to receive certain of such Plan consideration in the form of either Beneficial Trust Interests (and a right to receive their Pro Rata share of any other Shareholder Distributable Assets in accordance with this Plan) in exchange for their Parent Equity Interests, or to retain their Parent Equity Interests. Holders of Beneficial Trust Interests and Holders of Parent Equity Interests will receive distributions of equal amounts of Cash under this Plan per Parent Equity Interests on a Pro-Rata basis (other than differences attributable to the differing tax treatment of the Liquidation Trust and the Reorganized Parent Debtor that may consequently result in more or less favorable net recoveries to Holders of Parent Equity Interests after consideration of the potentially differing rates and basis of taxation of the individual Holders). Article V.B.3 of this Plan further describes the distributions that will be made to Holders of Parent Equity Interests and Beneficial Trust Interests.

As noted, each shareholder has the option of receiving its share of certain of such Plan consideration through the following two options:
Option 1: Beneficial Holders of Allowed Parent Equity Interests may elect to have their Parent Equity Interests mandatorily purchased and cancelled in exchange for Beneficial Trust Interests (and a right to receive their Pro Rata share of any other Shareholder Distributable Assets in accordance with this Plan) (“Option 1”).
To elect Option 1, beneficial Holders of Allowed Parent Equity Interests must submit a Liquidation Trust Election Form on or before the Liquidation Trust Election Bar Date using the instructions set forth therein.  The Debtors shall cause the Liquidation Trust Election Form to be mailed to Holders of Allowed Parent Equity Interests through the Holders of record at the same time as votes on this Plan are solicited from Holders of Parent Equity Interests, as set forth in the Disclosure Statement Order.  Subject to the terms of this Plan and at the time prescribed by the Plan, the Holders of Allowed Parent Equity Interests who elect Option 1 shall have their Parent Equity Interests mandatorily purchased and cancelled in exchange for (i) a deemed distribution of the Liquidation Trust Assets attributable to them, (ii) a deemed distribution of their Pro Rata share of the Liquidation Trust Expense Reserve in accordance with this Plan, and (iii) a right to receive their Pro Rata share of any other Shareholder Distributable Assets in accordance with this Plan.  The Holders of Parent Equity Interests electing to receive Beneficial Trust Interests as set forth in this Plan shall be deemed to immediately contribute their share of Liquidation Trust Assets and the Liquidation Trust Expense Reserve to the Liquidation Trust.

Beneficial Holders of Allowed Parent Equity Interests may elect Option 1 or Option 2 only for all of their Allowed Parent Equity Interests.  All beneficial Holders of Allowed Parent Equity Interests who fail to timely submit the Liquidation Trust Election Form, who fail to properly make an election on the Liquidation Trust Election Form, who make an election with respect to less than all of their Parent Equity Interests or who fail to take any action under this Plan shall be deemed to have elected Option 2 under this Plan.
It is currently anticipated that the Liquidation Trust Beneficial Interests shall be uncertificated and non-transferable except to the extent expressly provided otherwise in the Liquidation Trust Agreement to be included in the Plan Supplement.
Each Holder should consult its own tax advisors with regard to its own tax situation. Holders who are United States Persons should, among other things, consider carefully the sections of the Disclosure Statement entitled Section XVIII. Risk Factors, including Risk Factors T., W. and X., and Section XIX. “Certain U.S. Federal Income Tax Consequences of the Plan”; such United States Persons are urged to elect Option 1 (election to have their Parent Equity Interests mandatorily purchased and cancelled in exchange for their Beneficial Trust Interests (and a right to receive their Pro Rata share of any other Shareholder Distributable Assets in accordance with this Plan)), rather than Option 2 (election to retain Parent Equity Interests).  Option 1 is intended to mitigate potential adverse U.S. income tax consequences that could arise for United States Persons who retain their Parent Equity Interests.  Each Holder who is a United States Person should consult its own tax advisors for advice having regard to its own tax situation. If a selection of Option 1 by a Holder of Allowed Parent Equity Interests causes adverse tax consequences to the Liquidation Trust, the election may be deemed null and void by the Liquidation Trustee, in his sole discretion, in which event the Person whose election was deemed null and void shall retain its Equity Interests in the Reorganized Parent Debtor.
Option 2:  All Holders of Allowed Parent Equity Interests who do not elect Option 1 by the Liquidation Trust Election Bar Date or who are deemed to have elected Option 2 shall retain their Allowed Parent Equity Interests through the Final Distribution Date (“Option 2”).  On or after the Final Distribution Date, the Reorganized Parent Debtor shall be dissolved and all remaining Allowed Parent Equity Interests shall be cancelled.  If any Holder of Allowed Parent Equity Interests elects Option 1 and the Liquidation Trust is subject to adverse tax consequences in Canada as a result of such Holder holding Beneficial Trust Interests, any transfer to such Holder and the cancellation of such Holder’s Parent Equity Interests may be deemed void ab initio by the Liquidating Trustee, in the Liquidating Trustee's sole discretion, in which event the Holder whose election was deemed null and void shall retain its Allowed Parent Equity Interests in the Reorganized Parent Debtor, and the Reorganized Parent Debtor, the Holder and the Liquidation Trust shall each treat such Holder at all times as if such Holder had elected Option 2 (the “Disallowed Election”).
After the Effective Date, it is currently anticipated that the Equity Interests will be made non-transferable, including pursuant to amendments to the articles of the Reorganized Parent Debtor.  If this Plan is Confirmed and Class P7 (Holders of Parent Equity Interests) votes in favor of the Plan, Holders of Parent Equity Interests shall be considered bound by the Plan and the Plan Transactions, and to have approved amending and restating the articles of the Reorganized Parent Debtor to include transfer restrictions in the articles with respect to the Equity Interests in the Reorganized Parent Debtor.
Each Holder should consult its own tax advisors with regard to its own tax situation. Holders who are Canadian residents should, among other things, consider carefully the sections in the Disclosure Statement entitled Section XVIII. Risk Factors, including Risk Factor “BB. Canadian Shareholders Who Elect Option 1 and Receive Beneficial Trust Interests” and “CC. Canadian Tax Consequences of Liquidation Trust are Uncertain” and Section XX. “Certain Canadian Federal Income Tax Consequences and Risks of the Plan”. Such Canadian residents are urged to consider electing Option 2 (election to retain their Allowed Parent Equity Interests) rather than Option 1 (election to have their Parent Equity Interests mandatorily purchased and cancelled in exchange for their Beneficial Trust Interests (and a right to receive their Pro Rata share of any other Shareholder Distributable Assets in accordance with this Plan)).  Each Holder who is a Canadian resident should consult its own tax advisors for advice having regard to its own tax situation.
c.	Voting. Class P7 is Impaired under this Plan. The Holders of Class P7 Allowed Parent Equity Interests are entitled to vote to accept or reject this Plan.
C.	Treatment of Claims and Interests in the Subsidiary Debtors
The Plan provides the following treatment and voting rights for each Class of Claims against and Equity Interests in each of the Subsidiary Debtors:

1.	Class 1 –Secured Claims
a.	Classification. Class 1 consists of all Secured Claims.
b.	Treatment: On or as soon as practicable after the Effective Date, each Holder of a Class 1 Allowed Secured Claim, if any, shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Secured Claim: (a) the return of the Collateral securing such Allowed Secured Claim; (b) Cash equal to 100% of the amount of such Allowed Secured Claim and Post-Petition Interest required to be paid under section 506(b) of the Bankruptcy Code; (c) such other treatment as will render the Holder of such Allowed Secured Claim Unimpaired; or (d) such other treatment as to which the Holder of such Allowed Secured Claim has agreed to in writing.
c.	Voting: Class 1 is Unimpaired. The Holders of Class 1 Allowed Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject this Plan.
2.	Class 2 – Priority Non-Tax Claims
a.	Classification. Class 2 consists of all Priority Non-Tax Claims.
b.	Treatment: Unless the Holder agrees to a different treatment, on or as soon as practicable after the later of the Effective Date or the date a Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, each Holder of an Allowed Priority Non-Tax Claim shall receive Payment in Full in Cash with Post-Petition Interest, or such other treatment as will render the Allowed Priority Non-Tax Claim Unimpaired.
c.	Voting: Class 2 is Unimpaired. The Holders of Class P2 Priority Non-Tax Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject this Plan.
3.	Class 3 – General Unsecured Claims
a.	Classification. Class 3 consists of all General Unsecured Claims.

b.	Treatment: To the extent not already Paid in Full or otherwise satisfied prior to the Effective Date, on or as soon as practicable after the later of (i) the Effective Date or (ii) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive Payment in Full in Cash of the Allowed amount of its Claim. For the avoidance of doubt, Holders of Allowed General Unsecured Claims shall not receive Post-Petition Interest on account of such Allowed General Unsecured Claims.

c.	Voting: Class 3 is Impaired because the Global Settlement governs the treatment of General Unsecured Claims under this Plan. The Holders of Class 3 General Unsecured Claims are entitled to vote to accept or reject this Plan.
4.	Class 4 – Intercompany Claims
a.	Classification. Class 4 consists of all Intercompany Claims.
b.	Treatment: On or after the Effective Date, each Intercompany Claim shall be Reinstated, subject to the rights of Holders of General Unsecured Claims in Class 3 under this Plan (including the Global Settlement) and the CCAA Approval Order, and any Cash or Assets of the U.S. Debtors that are required to be distributed pursuant to this Plan (including the Retained Causes of Action and Liquidation Trust Expense Reserve) shall be transferred by the U.S. Debtors to the Reorganized Parent Debtor in satisfaction of the same amount of such applicable Intercompany Claims, and any other Intercompany Claims shall receive such additional or different treatment as will be set forth in the Plan Supplement.
c.	Voting: Class 4 is Unimpaired. Each Holder of a Class 4 Intercompany Claim is conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and is not entitled to vote to accept or reject this Plan.
5.	Class 5 – Intercompany Equity Interests
a.	Classification. Class 5 consists of all Intercompany Equity Interests.
b.	Treatment. On the Effective Date, the Holders of Class 5 Intercompany Equity Interests in each Subsidiary Debtor shall receive such treatment as set forth in the Plan Supplement, subject to the rights of Holders of General Unsecured Claims in Class 3 under this Plan (including the Global Settlement) and the CCAA Approval Order.
c.	Voting: Class 5 is Unimpaired under this Plan. Each Holder of an Intercompany Equity Interest is conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Intercompany Equity Interest is not entitled to vote to accept or reject this Plan.

D.	Elimination of Vacant Classes
Any Class of Claims that does not have a Holder of an Allowed Claim or a Claim temporarily Allowed by the Court for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.
E.	Special Provision Governing Unimpaired Claims
Nothing under this Plan shall affect the Debtors’, Monitor’s or Liquidation Trust’s rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.
F.	Acceptance by an Impaired Class
In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, Impaired Classes of Claims entitled to vote shall have accepted this Plan as to a Debtor if it is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims that have timely and properly voted to accept or reject this Plan.
In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, Impaired Classes of Equity Interests entitled to vote under this Plan shall have accepted this Plan as to a Debtor if Holders of at least two-thirds (2/3) in number of the shares of Allowed Equity Interests that have timely and properly voted to accept or reject this Plan vote such shares to accept this Plan.
G.	Nonconsensual Confirmation
The Debtors may request confirmation under section 1129(b) of the Bankruptcy Code with respect to (a) any Impaired Class of Claims and Equity Interests that have not accepted this Plan in accordance with sections 1126 and 1129(a)(8) of the Bankruptcy Code and (b) any Class that is deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code or the terms of this Plan or otherwise.  The Debtors reserve the right to amend or modify this Plan in accordance with Article XI.A of this Plan to the extent, if any, that Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code requires such amendment or modification.
H.	Voting Classes; Presumed Acceptance by Non-Voting Classes
If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject this Plan, this Plan shall be presumed accepted by the Holders of such Claims in such Class.

I.	Intercompany Equity Interests
To the extent they are deemed Reinstated under this Plan, distributions on account of Intercompany Equity Interests are being Reinstated solely for the purpose of maintaining the existing corporate structure of the Debtors pending dissolution.  For the avoidance of doubt, any interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Debtor pending dissolution.
V.	IMPLEMENTATION OF THIS PLAN
The transactions required to implement this Plan shall be implemented in accordance with this Article V.
A.	Plan Transactions
From and after the Effective Date, the Monitor, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan (the “Plan Transactions”), including: (1) the execution and delivery of any agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of this Plan, or any other terms to which the applicable Entities may agree; (2) the execution and delivery of instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of this Plan or having other terms for which the applicable parties agree; (3) the filing of certificates, notices, or articles of incorporation, amendment (including such amendments to the articles of the Reorganized Parent Debtor as may be necessary to make its Equity Interests non-transferable), reincorporation, merger, amalgamation, consolidation, conversion or dissolution and bylaws reflecting the corporate governance changes, share capital reorganizations and dissolutions contemplated by this Plan or as are otherwise appropriate to effectuate the intent of this Plan; (4) the execution and delivery of the applicable documents included in the Plan Supplement; and (5) all other actions that the applicable Persons determine to be necessary or appropriate.  For the purposes of effectuating this Plan, none of the Plan Transactions contemplated herein shall constitute a change of control under any agreement, contract or document of the Debtors.
B.	Sources of Consideration for Plan Distributions
Distributions under the Plan will be funded and made as set forth below.
1.	Funding of the Reserves.
On the Effective Date, the Distribution Agent, on behalf of the Debtors shall fund the Reserves in Cash from the Sale Proceeds or any other Cash then in the Estates in accordance with and in the amounts set forth in Article VI.E of this Plan to be held in the Reorganized Parent Debtor  until (1) the issuance of a Clearance Certificate (except in the case of the Holdback Amount Reserve, which does not require a Clearance Certificate to be paid to Professionals); or (2) the decision of the Board of Directors of the Reorganized Parent Debtor to disburse such Reserves; provided, however, that at least $100,000 of the Liquidation Trust Expense Reserve shall be funded into the Liquidation Trust within sixty (60) days of the Effective Date, unless the Board of Directors of the Reorganized Parent Debtor, with the consent of the Liquidation Trustee, which consent shall not be unreasonably withheld, reasonably determines that such funding should not be made.  For the avoidance of doubt, no Reserves shall be held by the Monitor.  The Distribution Agent shall have the authority to make distributions from the Canadian Sale Proceeds Account and the U.S. Sale Proceeds Account or other Estate accounts, to transfer funds to or from the Canadian Sale Proceeds Account and the U.S. Sale Proceeds Account, and to close either or both of the Canadian Sale Proceeds Account and U.S. Sale Proceeds Account in accordance with this Plan and the CCAA Approval Order and to facilitate making distributions hereunder; provided, however, that the Distribution Agent shall keep records of all disbursements from and deposits made into the Canadian Sale Proceeds Account and U.S. Sale Proceeds Account or such other Estate accounts and shall provide the Reorganized Parent Debtor, the Monitor and the Liquidation Trust with monthly reconciliations of such transactions; and provided further, however, that the Distribution Agent shall not close the Canadian Sale Proceeds Account or U.S. Sale Proceeds Account without thirty (30) calendar days’ prior notice to the Reorganized Parent Debtor, the Monitor and the Liquidation Trustee.
2.	Distributions to Holders of Allowed Claims.
The Distribution Agent shall Pay in Full in Cash all Allowed Claims other than the Securities Claims under this Plan from the Sale Proceeds.
3.	Distributions to Holders of Securities Claims and Allowed Parent Equity Interests.
a.	Shareholder Distributable Assets
Holders of Allowed Parent Equity Interests will receive net proceeds from, or interests in, the following Assets under this Plan:  (a) subject to the rights of the Securities Claimants, the interests in the Retained Causes of Action described in subparagraph 3(b) hereof; (b) the Liquidation Trust Expense Reserve (if not fully utilized for Wind-Down Expenses); (c) any Sale Proceeds remaining after the Reserves are funded, Allowed Claims other than the Securities Claims are Paid in Full in Cash, and the Wind-Down Expenses are Paid in Full in Cash to the extent such expenses are paid from the Sale Proceeds; and (d) any other Assets, including investment income earned on any Cash Assets (items (a) through (d) collectively, the “Shareholder Distributable Assets”).
b.	Reorganized Parent Debtor and Liquidation Trust Assets
As soon as practicable after the Effective Date, the Shareholder Distributable Assets other than any Equity Available Cash (but including the interests in the Retained Causes of Action discussed herein) held by the Estates on the Effective Date shall vest in either the Reorganized Debtors or the Liquidation Trust.  As soon as practicable after the Effective Date, proportionate interests in the Retained Causes of Action shall be vested in the Reorganized Debtors for the benefit of the Holders of Allowed Parent Equity Interests who have elected or are deemed to have elected Option 2 and in the Liquidation Trust for the benefit of those Holders of Allowed Parent Equity Interests who have elected Option 1 in proportion to the percentages of

Allowed Parent Equity Interests held respectively by the Holders of such Parent Equity Interests who have elected Option 1 and Option 2, respectively, as of the Liquidation Trust Election Bar Date (the “Asset Apportionment”).  By way of illustration, if 40% of the Holders of Parent Equity Interests elect to receive Beneficial Trust Interests pursuant to Option 1 as of the Liquidation Trust Election Bar Date, then 60% of the Shareholder Distributable Assets (other than such Equity Available Cash) will vest in the Reorganized Debtors and 40% of the Shareholder Distributable Assets (other than such Equity Available Cash) will vest in the Liquidation Trust, subject to paragraph 3(iii) below.  Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors and the Liquidation Trust will cooperate with each other as necessary so that the Shareholder Distributable Assets will be owned by them in a manner that they determine in good faith will maximize the value of such assets under applicable law for all Holders of Allowed Parent Equity Interests, as mutually determined by the Debtors and Equity Committee or, after the Effective Date, the Liquidation Trustee and the Reorganized Debtors.  The Debtors and the Liquidation Trust, or the Debtors and the Equity Committee prior to the Effective Date, reserve the right to take any action, and implement any structure as necessary to own the Shareholder Distributable Assets in such manner and as to effect the intent of this Plan.  Regardless of whether an interest in the Retained Causes of Action has yet vested in the Liquidation Trust, any Cause of Action Net Proceeds received shall be subject to the obligation to pay the Class Settlement Litigation Proceeds to the Lead Plaintiff for the benefit of the Securities Claimants pursuant to the terms of the Class Plaintiff Stipulation and this Plan.
From and after the Effective Date, the Cash (including the Sale Proceeds but excluding any Cash realized in respect of the Retained Causes of Action) shall vest in the Reorganized Debtors and shall be used by the Distribution Agent on behalf of the Debtors to (i) fund the Reserves; (ii) adequately reserve for or pay in Cash the Wind-Down Expenses; and (iii) Pay in Full the Allowed Claims other than the Securities Claims (including all Allowed Fee Claims and Allowed Canadian Fee Claims to the extent such Claims exceed the Holdback Amount reserved for such Claims) in accordance with this Plan and the CCAA Approval Order (collectively, the “Initial Cash Distributions”).  After all such payments have been made or reserved for in full, as mutually determined by the Liquidation Trustee, the Monitor and the Reorganized Parent Debtor, and following receipt of a Clearance Certificate, the Equity Available Cash shall constitute Shareholder Distributable Assets and shall be distributed by the Distribution Agent, (1) first in the amount of $1,150,000, to be paid by the Reorganized Parent Debtor via wire transfer of immediately available funds to the Class Settlement Escrow in accordance with the Class Plaintiff Stipulation and (2) thereafter, Pro Rata to all Holders of Allowed Parent Equity Interests on account of such Allowed Parent Equity Interests, without regard to whether such Holders have elected Option 1 or Option 2, in the manner directed by the Liquidation Trustee and the Reorganized Parent Debtor.
Beneficial Holders of Parent Equity Interests who elect Option 1 under this Plan shall be deemed to receive their Pro Rata share of the Liquidation Trust Assets (and a right to receive their Pro Rata share of any Equity Available Cash and any other Shareholder Distributable Assets in accordance with this Plan) in exchange for the mandatory purchase and cancellation of their Parent Equity Interests, which Liquidation Trust Assets will be deemed immediately contributed to the Liquidation Trust in exchange for Beneficial Trust Interests, and the Parent Equity Interests of Holders electing Option 1 shall be mandatorily purchased and cancelled under this Plan.  The Liquidation Trustee will make distributions to Holders of Beneficial Trust Interests in accordance with this Plan and the Liquidation Trust Agreement.
Beneficial Holders of Parent Equity Interests who elect Option 2 under this Plan or who are deemed to elect Option 2 under this Plan shall retain their Parent Equity Interests under this Plan up to and through the Final Distribution Date.  The Distribution Agent will make distributions to Holders of Parent Equity Interests in accordance with this Plan and the CCAA Approval Order, or as otherwise provided in the Liquidation Trust Agreement.
c.	Pre-Dissolution Reconciliation
Notwithstanding anything in this Plan to the contrary, on or before the Final Distribution Date, the Liquidation Trustee and the Reorganized Parent Debtor shall take any reasonably necessary actions to ensure that the beneficial Holders of Parent Equity Interests shall receive the same Pro Rata distributions of Cash from either the Reorganized Parent Debtor or Liquidation Trust pursuant to this Plan regardless of whether such Holders have elected Option 1 or Option 2 under this Plan (other than potential differences attributable to the differing tax treatment of the Liquidation Trust and Reorganized Parent Debtor under U.S. and Canadian tax laws or the individual tax circumstances of Holders of Parent Equity Interests or Beneficial Trust Interests).  Such actions may include (i) a Cash transfer from the Liquidation Trust to the Reorganized Parent Debtor, (ii) a Cash transfer from the Reorganized Parent Debtor to the Liquidation Trust, or (iii) a direct payment by the Distribution Agent or the Liquidation Trustee, as applicable, to Holders of Allowed Parent Equity Interests or Beneficial Trust Interests in an amount necessary to effect such treatment; provided, however, such actions shall not consider or otherwise compensate for the time-value of money, interim fluctuations in currency value, or certain tax liabilities of the Debtors as may be set forth in the Plan Supplement.
d.	Holders of Securities Claims
The Class Settlement Cash Consideration and any Class Settlement Litigation Proceeds will be paid to Lead Plaintiff Counsel, on behalf of the Lead Plaintiff and the Putative Class, for deposit in the Class Settlement Escrow in accordance with this Plan and the Class Plaintiff Stipulation.  The distribution protocol for individual members of the Putative Class with respect to the Class Settlement Cash Consideration and the Class Settlement Litigation Proceeds shall be addressed by the District Court and an order of the District Court entered in the Securities Litigation.  If the Securities Litigation is dismissed or class certification is not granted in the Securities Litigation by the District Court, if necessary in connection with the distribution of the Class Settlement Cash Consideration and the Class Settlement Litigation Proceeds, then (i) neither the Class Settlement Cash Consideration nor any Class Settlement Litigation Proceeds shall be returned to the Liquidation Trust or the Reorganized Parent Debtor and (ii) the Lead Plaintiff will make any necessary motion in the Bankruptcy Court to approve further procedures and a distribution protocol for individual members of the Putative Class following the Effective Date.  All expenses attendant to this process shall be borne solely by the Securities Claimants out of the Class Settlement Cash Consideration and/or the Class Settlement Litigation Proceeds.

4.	Payment of Wind-Down Expenses
On or before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Parent Debtor or the Liquidation Trust as the case may be, shall pay in Cash: (i) any fees, costs and expenses of the Liquidation Trust in accordance with the Liquidation Trust Agreement (including fees, costs and expenses related to the Retained Causes of Action incurred prior to the date the Liquidation Trust Expense Reserve is funded); (ii) any fees, costs and expenses of the Monitor; (iii) any fees, costs and expenses of the Distribution Agent; (iv) any fees, costs and expenses of the Estates incurred in connection with implementing this Plan and the CCAA Approval Order or winding down the Subsidiary Debtors, including payment of statutory fees and any taxes required to be paid in connection with dissolving the Debtors, including any fees, costs and expenses of the Subsidiary Debtors’ Boards of Directors; and (v) any fees, costs and expenses of the Reorganized Parent Debtor, including any fees, costs and expenses of its Board of Directors (items (i) through (v) collectively, the “Wind-Down Expenses”).
The Wind-Down Expenses shall be paid from the Sale Proceeds, the Holdback Amount Reserve and any other Cash in the Estates on the Effective Date to the extent paid or incurred on or before the Effective Date and from the Liquidation Trust Expense Reserve or amounts recovered in respect to the Retained Causes of Action if incurred after the Effective Date.  In addition, to the extent any funds are recovered in respect of any Retained Causes of Action, such funds shall be applied first to pay any fees, costs, or expenses incurred in connection with the prosecution of such Retained Causes of Action (to the extent not previously paid out of the Liquidation Trust Expense Reserve as Wind-Down Expenses or otherwise) or otherwise incurred by the Liquidation Trust, the Reorganized Parent Debtor or the other Debtors and shall thereafter be deposited into the Liquidation Trust Expense Reserve to the extent necessary to bring the balance on deposit therein (after payment of all then outstanding fees and expenses) to its original amount (as set forth in the Plan Supplement), or such other amount as determined by the Liquidation Trustee necessary to pay reasonable fees and expenses then incurred or anticipated to be incurred for Wind-Down Expenses.  For the avoidance of doubt, the initial amount of the Liquidation Trust Expense Reserve shall not be deemed to constitute a “cap” on fees and expenses incurred by the Liquidation Trust with respect to the Retained Causes of Action, the Chief Wind-Down Officer, or the Wind-Down Expenses with respect to required activity.
To the extent that any funds which may be recovered in respect of any Retained Causes of Action remain after payment of fees, costs, or expenses and deposit in the Liquidation Trust Expense Reserve as described in the immediately preceding paragraph (the “Cause of Action Net Proceeds”), then forty percent (40%) of such Cause of Action Net Proceeds shall constitute Class Settlement Litigation Proceeds up to an aggregate maximum amount of $2,500,000, and sixty percent (60%) thereof  (provided that once the $2.5 million cap has been reached, all further Cause of Action Net Proceeds shall be distributed to the Holders of equity interests in the Reorganized Parent Debtor and Holders of Beneficial Trust Interests in  accordance with the Asset Apportionment) shall constitute Shareholder Distributable Assets.  The Class Settlement Litigation Proceeds shall be paid to Lead Plaintiff Counsel, on behalf of the Lead Plaintiff, for distribution amongst Securities Claimants.  The sixty percent (60%) portion of the Cause of Action Net Proceeds constituting Shareholder Distributable Assets shall be apportioned between the Liquidation Trust and the Reorganized Parent Debtor for distribution to Holders of Allowed Parent Equity Interests or Beneficial Trust Interests, respectively, in accordance with the Asset Apportionment.  To the extent that the Class Settlement Litigation Proceeds equal the aggregate maximum of $2,500,000, then all further Cause of Action Net Proceeds recovered thereafter shall constitute Shareholder Distributable Assets and shall be apportioned between the Liquidation Trust and the Reorganized Parent Debtor for distribution to Holders of Allowed Parent Equity Interests or Beneficial Trust Interests, respectively, in accordance with the Asset Apportionment.
On or before the Effective Date but after the Confirmation Hearing and Canadian Approval Hearing, the Reorganized Parent Debtor and Liquidation Trust will enter into a cost sharing agreement (the “Cost Sharing Agreement”) in form and substance acceptable to the Debtors, Monitor and the Committees, pursuant to which the Reorganized Parent Debtor and the Liquidation Trust will each agree to pay for its share of the Wind-Down Expenses from the Shareholder Distributable Assets, (including the Sale Proceeds) or the Liquidation Trust Expense Reserve, as applicable.  The Cost Sharing Agreement will allocate the Wind-Down Expenses in accordance with the Asset Apportionment.  A form of Cost Sharing Agreement will be included in the Plan Supplement.
C.	Corporate Existence; Vesting of Assets
After the Effective Date, the Reorganized Parent Debtor shall continue to exist under applicable corporate law for the sole purposes of (i) taking actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the CCAA Approval Order, (ii) prosecuting the Retained Causes of Action, (iii) making distributions from time to time to Holders of Allowed Parent Equity Interests who elect or are deemed to elect Option 2, and (iv) making any other distributions of Shareholder Distributable Assets until the Final Distribution Date, after which time the Reorganized Parent Debtor shall be dissolved.
After the Effective Date, the Chief Wind-Down Officer shall dissolve the Subsidiary Debtors, unless the Subsidiary Debtors must continue to exist under applicable corporate law for the sole purposes of (i) taking actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the CCAA Approval Order, (ii) liquidating the Retained Causes of Action, or (iii) making distributions in accordance with this Plan or for tax purposes.  Prior to such dissolution, all Assets of the Subsidiary Debtors after Payment in Full of General Unsecured Claims, Intercompany Claims as applicable, and the Wind-Down Costs of such Subsidiary Debtors shall vest in the Reorganized Parent Debtor.
Each Debtor or the Chief Wind-Down Officer is authorized and empowered to merge or amalgamate with any of the other Debtors and is authorized and empowered to effect each such merger or amalgamation and to take and cause to be taken such actions in order to carry out such mergers or amalgamations, in each case, on such terms and conditions as it may deem necessary or desirable.  Subject to applicable laws with respect to the Canadian Debtors, the foregoing dissolution and merger actions are authorized without the requirement to file any annual reports or pay related fees thereon, and without any requirement of further action by the stockholders, shareholders, directors or any other officer of the Debtors.
D.	Corporate Governance
The existing officers and directors of each Debtor shall be deemed to have resigned on the Effective Date.
The Equity Committee will select the Board of Directors for the Reorganized Parent Debtor which shall consist of three (3) duly qualified directors.  The Board of Directors selected by the Equity Committee will be identified in the Plan Supplement. The Reorganized Parent Debtor’s Board of Directors shall appoint the Board of Directors for each Subsidiary Debtor pending its dissolution, which Board of Directors may, but is not required to, consist of the same Director(s) that serve on the Reorganized Parent Debtor’s Board of Directors, subject to compliance with applicable laws.  The Board of Directors will be appointed to serve through the liquidation and dissolution of the Reorganized Debtors.
The initial Chief Wind-Down Officer shall be selected by the Equity Committee with the consent of the Debtors, Monitor and Creditors’ Committee (not to be unreasonably withheld) and will be identified in the Plan Supplement and shall be appointed by the Reorganized Parent Debtor’s Board of Directors.  The Chief Wind-Down Officer may but is not required to be the same person for each of the Debtors.  Following the Effective Date, the Reorganized Parent Debtor’s Board of Directors shall have the right to replace or terminate the Chief Wind-Down Officer without need for further approval by the Bankruptcy Court or Canadian Court and thereafter, each successor Chief Wind-Down Officer shall fulfill the role of Chief Wind-Down Officer under this Plan.
As a result of, among other things, the delayed filing of its Annual Report, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management’s discussion and analysis, the Parent Debtor continues to be in default of the disclosure and filing requirements under applicable Canadian Securities Laws.  The Parent Debtor currently intends to apply to the Canadian Securities Regulators as soon as practicable to seek relief to cease to be a reporting issuer in accordance with applicable Canadian Securities Laws; however, it is not expected that the Reorganized Parent Debtor or the Liquidation Trust, as applicable, will be in a position to comply with applicable Canadian Securities Laws regardless of whether the requested relief is granted by the Canadian Securities Regulators.  Further, it may be necessary for the Reorganized Parent Debtor and/or the Liquidation Trust, as applicable, to seek exemptive relief from the Canadian Securities Regulators in order to give effect to the Plan and the Plan Transactions, and there can be no assurance that such relief will be granted in a timely manner, or at all.  After the Effective Date, it is currently anticipated that the Equity Interests will be made non-transferable, including pursuant to amendments to the articles of the Reorganized Parent Debtor.  If this Plan is Confirmed and Class P7 (Holders of Parent Equity Interests) votes in favor of the Plan, Holders of Parent Equity Interests shall be considered bound by the Plan and the Plan Transactions, and to have approved amending and restating the articles of the Reorganized Parent Debtor to include transfer restrictions in the articles with respect to the Equity Interests in the Reorganized Parent Debtor.

E.	Liquidation Trust
1.	Creation and Funding of the Liquidation Trust; Vesting of Assets
On or before the Effective Date but after the Confirmation Hearing and Canadian Approval Hearing, the Bankruptcy Court and the Canadian Courts shall have approved the formation of the Liquidation Trust pursuant to the Liquidation Trust Agreement and the provisions of this Plan.  The Liquidation Trust shall be formed under U.S. law and shall be managed from the U.S.  The Liquidation Trustee shall administer the Liquidation Trust, and shall have the powers and duties set forth in the Liquidation Trust Agreement.  The Liquidation Trustee shall be designated in the Plan Supplement by the Equity Committee, with the consent of the Creditors’ Committee, Monitor and the Debtors, which consent shall not be unreasonably withheld.
Through this Plan, the Shareholder Distributable Assets (other than the Sale Proceeds and any other Cash available for distribution to Holders of Parent Equity Interests after the Initial Cash Distributions are made or reserved for pursuant to Article V.B.3.b hereof (the, “Equity Available Cash”)) allocated to the Liquidation Trust (including a proportionate interest in the Retained Causes of Action which are subject to the obligation to pay the Class Settlement Litigation Proceeds to the Lead Plaintiff for the benefit of the Securities Claimants pursuant to the terms of the Class Plaintiff Stipulation and this Plan) for the benefit of Holders of Allowed Parent Equity Interests who elect Option 1 shall vest in the Liquidation Trust as assets of the Liquidation Trust (such assets, the “Liquidation Trust Assets”) as a deemed distribution to the Holders of Allowed Parent Equity Interests who elect Option 1 followed immediately by a deemed contribution to the Liquidation Trust from such Holders of their share of Liquidation Trust Assets.  It is anticipated that the Liquidation Trust Assets shall consist of (i) the proportionate interest in the Retained Causes of Action (which are subject to the obligation to pay the Class Settlement Litigation Proceeds to the Lead Plaintiff for the benefit of the Securities Claimants pursuant to the terms of the Class Plaintiff Stipulation and this Plan) allocable to the Holders of Allowed Parent Equity Interests that elected Option 1 in accordance with the Asset Apportionment, and (ii) the portion of the Liquidation Trust Expense Reserve allocable to the Holders of Allowed Parent Equity Interests that elected Option 1 in accordance with the Asset Apportionment. It is anticipated that no other Cash shall be transferred (or deemed transferred) to the Liquidation Trust for the Holders of Allowed Parent Equity Interests that elected Option 1.2  For the avoidance of doubt, the Equity Available Cash shall not constitute Liquidation Trust Assets and shall be distributed Pro Rata to all Holders of Allowed Parent Equity Interests without regard to whether any such Holder elects Option 1 or Option 2 under this Plan.

[2]	All references in the Plan to the distribution or deemed distribution of Liquidation Trust Assets (and including the Liquidation Trust Expense Reserve) to electing Holders and the deemed contribution of assets by such Holders to the Liquidation Trust are intended to comply with the analysis set forth in Revenue Procedure 94-45, which is applicable solely for United States federal income tax purposes (and to the extent applicable, state and local income tax purposes). For the avoidance of doubt, as a matter of state, provincial and other applicable commercial laws, it is understood and agreed that the actual transfers of such Liquidation Trust Assets (and including the right to receive the Liquidation Trust Expense Reserve) to the Liquidation Trust will be made by way of direct transfers of such assets by or on behalf of the Reorganized Parent Debtor to the Liquidation Trust as soon as reasonably practicable after the Effective Date in consideration for the receipt by the Reorganized Parent Debtor of Beneficial Trust Interests, which Beneficial Trust Interests will then be distributed to electing Holders (along with rights to receive a Pro Rata share of any other Shareholder Distributable Assets in accordance with the Plan) in exchange for such electing Holders’ Parent Equity Interests.

This Plan shall be considered a motion pursuant to Sections 105, 363 and 365 of the Bankruptcy Code authorizing the creation of, and vesting of assets in, the Liquidation Trust, and the Confirmation Order shall be considered an order granting such relief.  The transfer of the Liquidation Trust Assets to the Liquidation Trust shall be made for the benefit of and on behalf of the Liquidation Trust Beneficiaries.  For all U.S. federal income tax purposes, the transfer of the Liquidation Trust Assets to the Liquidation Trust shall be treated as (1) a transfer of the Liquidation Trust Assets directly to the Liquidation Trust Beneficiaries, followed by (2) the transfer of such Liquidation Trust Assets by the Liquidation Trust Beneficiaries to the Liquidation Trust in exchange for the Liquidation Trust Beneficial Interests.  The Liquidation Trust Beneficiaries shall be treated as the grantors and owners of the Liquidation Trust (other than the Liquidation Trust Assets as are allocable to the Reserves).
As soon as reasonably practicable after the Effective Date, (i) the Liquidation Trustee shall make a good faith valuation of the Liquidation Trust Assets and the Beneficial Trust Interests, and (ii) the Liquidation Trustee shall establish appropriate means to apprise the Liquidation Trust Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including the Debtors, the Liquidation Trustee and the Liquidation Trust Beneficiaries) for all U.S. federal and other income tax purposes.  The Liquidation Trustee also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidation Trust that are required by any Governmental Unit.
2.	Rights and Powers of the Liquidation Trustee
The Liquidation Trustee shall have all the rights and powers set forth in this Plan (including those conferred upon him as the Litigation Representative pursuant to Article V.E.12 of this Plan) and the Liquidation Trust Agreement to act on behalf of the Liquidation Trust, including the right to (a) effect all actions and execute all agreements, instruments and other documents, and exercise all rights and Privileges previously held by the Debtors, necessary or convenient to implement the provisions of this Plan and the Liquidation Trust Agreement, (b) subject to the Liquidation Trust Agreement and this Plan, prosecute, settle, abandon or compromise the Retained Causes of Action on behalf of the Liquidation Trust and the Debtors, (c) authorize distributions as contemplated by and in accordance with this Plan, and (d) make disbursements from the Liquidation Trust Expense Reserve (or, prior to the funding of the Liquidation Trust Expense Reserve, from Cash held by the Reorganized Parent Debtor) on behalf of the Liquidation Trust and the Reorganized Parent Debtor.
Pursuant to Article V.E.12 hereof, the Liquidation Trustee, in its capacity as Litigation Representative, for the benefit of and on behalf of the Liquidation Trust and the Debtors, without further order of the Bankruptcy Court or the Canadian Court but subject to the Liquidation Trust Agreement and this Plan, shall have full power and authority to (i) investigate, prosecute, abandon, settle, liquidate, or otherwise resolve the Retained Causes of Action, (ii) retain counsel and other professionals in connection with investigating, prosecuting, abandoning, settling, liquidating, or otherwise resolving the Retained Causes of Action, under such arrangements regarding compensation and other terms as the Liquidation Trustee may deem reasonable and appropriate, and (iii) to the extent consistent with the provisions of U.S. tax laws applicable to liquidating trusts, enter into third-party arrangements for the funding of the foregoing activities of the Litigation Representative in respect of the Retained Causes of Action, which arrangements may include granting interests in the Retained Causes of Action or the proceeds thereof; provided, however, that any such third-party arrangements shall be non-recourse except as to any proceeds received in respect of the Retained Causes of Action subject to such third-party arrangements.  Funds in the Liquidation Trust Expense Reserve (whether held by the Reorganized Parent Debtor or the Liquidation Trust) may be used to pay the fees, costs, and expenses (including attorney’s fees and other professional fees) that the Liquidation Trust may incur in connection with the implementation of this Plan, including the fees and expenses related to investigating, prosecuting, abandoning, settling, liquidating, or otherwise resolving the Retained Causes of Action.
3.	Retention of Professionals
In its capacity as Litigation Representative on behalf of the Debtors and the Liquidation Trust pursuant to Article V.E.12 of this Plan, the Liquidation Trustee may retain counsel and other professionals on behalf of the Liquidation Trust to assist the Liquidation Trust in exercising its rights and powers under the Liquidation Trust Agreement and implementing this Plan.  Funds in the Liquidation Trust Expense Reserve (whether held by the Reorganized Parent Debtor or the Liquidation Trust) and, to the extent necessary, the Cause of Action Net Proceeds may be used by the Liquidation Trustee to pay the fees, costs, and expenses that the Liquidation Trust may incur in connection with the implementation of this Plan.
4.	Post-Effective Date Fees and Expenses of Liquidation Trust and the Debtors
The Wind-Down Expenses of the Liquidation Trust and the Debtors, including for the Chief Wind-Down Officer and the Monitor, incurred on or after the Effective Date shall be paid by the Liquidation Trustee or the Reorganized Parent Debtor out of the Liquidation Trust Expense Reserve without further order of the Bankruptcy Court or Canadian Court.  Following the Effective Date, any requirement that a U.S. Professional comply with sections 327 through 331 of the Bankruptcy Code when seeking compensation for services rendered to any of the Debtors, their Estates or the Liquidation Trust shall terminate.
5.	Liquidation Trust Advisory Board
The Liquidation Trust Advisory Board shall consist of three (3) Persons.  Each member of the Liquidation Trust Advisory Board shall be designated by the Equity Committee with the consent of the Monitor and the Debtors, which consent is not to be unreasonably withheld, and after consultation with the Creditors’ Committee.  The initial members of the Liquidation Trust Advisory Board shall be identified in the Plan Supplement.
6.	Liquidation Trust Transfer Taxes
Any transfer of the Liquidation Trust Assets to the Liquidation Trust shall be exempt from any stamp tax or similar tax, in accordance with section 1146(a) of the Bankruptcy Code.

7.	Federal Income Tax Treatment of the Liquidation Trust
The Liquidation Trust shall be established for the sole purpose of distributing the Liquidation Trust Assets, and proceeds therefrom, in accordance with Treasury Regulation section 301.7701-4(d) and Revenue Procedure 94-45, with no objective to continue or engage in the conduct of a trade or business, and are intended to qualify as a liquidating trust for U.S. federal income tax purposes.  In general, a liquidating trust such as the Liquidation Trust is not a separate taxable entity for U.S. federal income tax purposes, but is instead treated as a grantor trust, i.e., pass-through entity.  All parties must treat the transfer of the portion of the Liquidation Trust Assets attributable to the Liquidation Trust Beneficiaries as a transfer of such assets directly to the Liquidation Trust Beneficiaries.  Consistent therewith, all parties must treat the Liquidation Trust as a grantor trust of which the Liquidation Trust Beneficiaries are the owners and grantors.  Subject to the terms of the Liquidation Trust Agreement, the value of a Liquidation Trust Beneficiary’s Allowed Parent Equity Interest (less any Cash distribution received from the Reorganized Parent Debtor) shall be the value of such Liquidation Trust Beneficiary’s Liquidation Trust Beneficial Interest, and the Liquidation Trust Beneficiaries and the Liquidation Trust must consistently use this valuation for all U.S. and other federal income tax purposes, including for determining gain, loss or tax basis.
If any Holder of Allowed Parent Equity Interests elects Option 1 and the Liquidation Trust is subject to adverse tax consequences in Canada as a result of such Holder holding Beneficial Trust Interests, any transfer to such Holder and the cancellation of such Holder’s Parent Equity Interests may be deemed void ab initio by the Liquidating Trustee, in the Liquidating Trustee's sole discretion, in which event the Holder whose election was deemed null and void shall retain its Allowed Parent Equity Interests in the Reorganized Parent Debtor, and the Reorganized Parent Debtor, the Holder and the Liquidation Trust shall each treat such Holder at all times as if such Holder had elected Option 2.
8.	Dissolution of the Liquidation Trust
The Liquidation Trust shall be dissolved no later than five (5) years from the Effective Date, unless the Bankruptcy Court, upon motion made prior to such fifth (5th) anniversary without the need for a favorable letter ruling from the IRS that any further extension would not adversely affect the status of either as a Liquidation Trust for federal income tax purposes, determines that a fixed period extension, not to exceed five (5) years, is necessary to facilitate or complete the recovery on and liquidation of the Liquidation Trust Assets.  Upon the filing of any motion for an extension of the date of dissolution, such date shall be deemed automatically extended until an order of the Bankruptcy Court is entered with respect to such motion or the motion is withdrawn.
9.	Liquidation Trust Securities Law Matters
To the extent the Liquidation Trust Beneficial Interests are deemed to be “securities,” the issuance of such interests under the Plan, are exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended, and any applicable U.S. federal, state and local laws requiring registration of securities.  Notwithstanding the foregoing and the current intention of the Parent Debtor to make an application to the

Canadian Securities Regulators as soon as practicable to cease to be a reporting issuer in accordance with applicable Canadian Securities Laws, the issuance of the Liquidation Trust Beneficial Interests may give rise to certain reporting and disclosure requirements and obligations in accordance with Canadian Securities Laws notwithstanding receipt of the CCAA Approval Order.  As a result, it may be necessary for the Reorganized Parent Debtor to apply to the Canadian Securities Regulators for exemptive relief from applicable Canadian Securities Laws and there can be no assurance that such exemptive relief from reporting and disclosure requirements and obligations under applicable Canadian Securities Laws will be considered or granted in a timely manner or at all.  See Risk Factor “Q. The Liquidation Trust Beneficial Interests May Not Be Exempt” in the Disclosure Statement.  It is currently anticipated that the Liquidation Trust Beneficial Interests shall be uncertificated and non-transferable except to the extent expressly provided otherwise in the Liquidation Trust Agreement to be included in the Plan Supplement.
10.	Ability to Seek and Obtain Discovery under Bankruptcy Rule 2004
From and after the Effective Date, in connection with the Retained Causes of Action, pursuant to subparagraph (12) of this Article:  (i) the Liquidation Trustee, in its capacity as the Litigation Representative for the Debtors and the Liquidation Trust, shall have the ability to seek and obtain examinations (including document discovery and depositions) under Bankruptcy Rule 2004 (and equivalent Canadian legislation) against any Person or Entity, and (ii) the Bankruptcy Court (and Canadian Court) shall retain jurisdiction to order examinations (including examinations under Bankruptcy Rule 2004) against any Person or Entity, and to hear all matters with respect to the same.
11.	Preservation of Privileges and Books and Records of the Estates and Debtors
On the Effective Date, the Debtors shall be deemed to have transferred and assigned all of their respective rights, titles, and interests in any privilege or immunity of the Debtors’ Estates, including the attorney-client privilege and any privileges in respect of any Retained Causes of Action (collectively, the “Privileges”), to the Liquidation Trust and the Reorganized Debtors, and all such Privileges shall automatically vest in the Liquidation Trust and the Reorganized Debtors, jointly, as of the Effective Date; provided, however, that, pursuant to subparagraph (12) of this Article, the Liquidation Trustee, in its capacity as the Litigation Representative for the Debtors and the Liquidation Trust, shall be vested with the sole power and authority to waive or assert such Privileges for the joint benefit of the Debtors and the Liquidation Trust.  In addition, on the Effective Date, (a) the Equity Committee shall transfer all books and records that originated from the Debtors in the possession of the Equity Committee to the Liquidation Trust and (b) the Debtors shall be deemed to have transferred and assigned all of their rights and obligations with respect to their books and records and access thereto, including any rights and obligations under the Sale Orders, to the Liquidation Trust and the Debtors, and all such rights and obligations shall automatically vest in the Liquidation Trust and the Debtors as of the Effective Date.  The Debtors’ Professionals agree that, after the Effective Date, they shall provide reasonable assistance and cooperation to the Debtors, the Liquidation Trust, and the Reorganized Parent Debtor, as applicable, and each of their respective professionals, in connection with the investigation and prosecution of the Retained Causes of Action, including by

(i) delivering any books and records of the Debtors or other materials (including any documents or materials of the Debtors that may be subject to any Privileges) that may be relevant to the Retained Causes of Action and that are in the respective possession, custody, or control of any such Debtor Professionals, and (ii) responding to any reasonable inquiries made by the Debtors, the Liquidation Trust, or the Reorganized Parent Debtor, as applicable, or any of their respective professionals, in respect of the investigation and prosecution of the Retained Causes of Action; provided, however, that the reasonable assistance and cooperation of the Debtors’ Professionals as set forth herein shall be subject in all respects to any applicable ethical rules or obligations of such Debtor Professionals, and shall be compensable as a Wind-Down Expense of the Liquidation Trust.
Within a reasonable time after the Effective Date of the Plan, Lead Plaintiff shall serve on the Liquidation Trust the “one time” discovery demand provided for in Paragraph 8 of the Class Plaintiff Stipulation (the “One Time Discovery Demand”).  The Liquidation Trust shall provide written notice (email to counsel, metkin@lowenstein.com and cgilden@cohenmilstein.com being sufficient) to the Lead Plaintiff after the Liquidation Trust determines that it has satisfied its obligations under the Plan and the Class Plaintiff Stipulation in respect of the One Time Discovery Demand (such notice, the “One Time Discovery Demand Notice of Satisfaction”).
Upon receipt of a One Time Discovery Demand Notice of Satisfaction, if Lead Plaintiff determines that the Liquidation Trust's production(s) in response to the One Time Discovery Demand were incomplete, Lead Plaintiff shall have sixty (60) calendar days from the receipt of such One Time Discovery Demand Notice of Satisfaction to provide written notice (email being sufficient) to the Liquidation Trust asserting that the Liquidation Trust’s production(s) in response to the One Time Discovery Demand were incomplete by identifying with specificity (e.g., by Bates number) the produced document that was allegedly incomplete and the basis for asserting that such produced document was allegedly incomplete.
To the extent that the Liquidation Trust and Lead Plaintiff have a disagreement as to whether or not the Liquidation Trust's production(s) in response to the One Time Discovery Demand were complete (a “Discovery Disagreement”), any such Discovery Disagreement shall be resolved by the mutual agreement of the Liquidation Trust and Lead Plaintiff or by the Bankruptcy Court.
The Liquidation Trust shall maintain all books and records originating from the Debtors that are transferred to the Liquidation Trust from the Effective Date through the later of:  (i) the date that is sixty (60) days after the date that the Liquidation Trust provides Lead Plaintiff with a One Time Discovery Demand Notice of Satisfaction; and (ii) if there is a Discovery Disagreement, the date that such Discovery Disagreement is resolved by mutual agreement of the Liquidation Trust and Lead Plaintiff or by the Bankruptcy Court.

12.	Appointment of Liquidation Trustee by Canadian Court and Bankruptcy Court as Representative of the Debtors and Liquidation Trust in Respect of the Retained Causes of Action
On or before the Effective Date, the Canadian Court and the Bankruptcy Court shall have entered orders (which, in the case of the Bankruptcy Court shall be the Confirmation Order and, in the case of the Canadian Court, shall be the CCAA Approval Order) appointing the Liquidation Trustee as the Litigation Representative of the Debtors and the Liquidation Trust and otherwise vesting the Liquidation Trustee with sole responsibility, power and authority (subject only to the terms of this Plan and the review and approval of the Liquidation Trust Advisory Board as required by the Liquidation Trust Agreement, and the Board of Directors of the Reorganized Parent Debtor to the extent required under its amended and restated organizational documents) for investigating, prosecuting, settling and liquidating the Retained Causes of Action, jointly on behalf of the Debtors and the Liquidation Trust.  Without limitation of the generality of the foregoing, in its capacity as Litigation Representative, the Liquidation Trustee shall have the exclusive power and authority (subject only to the review and approval of the Liquidation Trust Advisory Board as provided in the Liquidation Trust Agreement, and the Board of Directors of the Reorganized Parent Debtor to the extent required under its amended and restated organizational documents) to (i) assert or waive any applicable Privileges, (ii) seek discovery pursuant to Bankruptcy Rule 2004, (iii) investigate Retained Causes of Action, (iv) assert the Debtors’ rights in respect to their books and records, (iv) elect whether to prosecute, settle or otherwise liquidate such Retained Causes of Action, and (v) to use funds in the Liquidation Trust Expense Reserve, whether held by the Reorganized Parent Debtor or Liquidation Trust, to pay professional fees and other Wind-Down Expenses incurred by the Liquidation Trust and/or the Reorganized Parent Debtor, in each case without further approval of the Bankruptcy Court or the Canadian Court or the Reorganized Parent Debtor, but for the joint benefit of the Holders of Equity Interests in the Reorganized Parent Debtor and Beneficial Trust Interests in the Liquidation Trust as provided hereunder.  The Securities Claimants shall have no right to intervene or otherwise participate in the investigation or prosecution of the Retained Causes of Action (except that the Securities Claimants shall have a limited right to discovery to the extent provided in the Class Plaintiff Stipulation).
13.	Savings of Retained Causes of Action
If the vesting of interests in Retained Causes of Action with the Liquidation Trust shall compromise the ability to prosecute or recover from any Retained Causes of Action, then notwithstanding anything else contained herein, an interest in such Retained Causes of Action shall not be deemed to have vested in the Liquidation Trust, but rather shall be deemed solely vested with or otherwise retained by the Reorganized Parent Debtor or other applicable Debtor.  In such situation, (i) the Liquidation Trustee shall continue to serve as the Litigation Representative on behalf of the Reorganized Parent Debtor with full power and authority respecting all aspects of such Retained Cause of Action as provided in this Plan, including prosecution in the name of the applicable Debtor, funding for same, and terms of settlement and (ii) the Liquidation Trust and applicable Debtor shall share costs and proceeds pertaining to such Retained Cause of Action so as to realize the Asset Apportionment  otherwise described in the Plan.  Nothing set forth herein shall be deemed applicable to, or binding with respect to, the U.S. federal income tax reporting obligations of the Liquidation Trust or Liquidation Trustee, if any,

and for the avoidance of doubt the Liquidation Trust and Liquidation Trustee shall comply with, and report as required in their sole judgment in compliance with, such U.S. federal income tax laws as may be applicable to the Liquidation Trust and the holders of Beneficial Trust Interests.
F.	Cancellation of Unexercised and Unvested Interests
On the Effective Date, any contingent or unexercised option, warrant, or right, contractual or otherwise, to acquire or be awarded any interest in a Debtor, including but not limited to unvested restricted share units, or other such forms of interest, including those held by former officers, employees or directors of the Debtors as a form of compensation, except for restricted share units and deferred share units identified in the Plan Supplement (which represent restricted share units having vested in the ordinary course of business prior to the Petition Date and deferred share units granted or owing to a former director of the Parent Debtor prior to the Effective Date, including, for greater certainty, those which were not granted due to the stay of proceedings in the Chapter 11 Cases and CCAA Proceedings) shall be cancelled without the exchange of any similar interest, or other form of consideration.  Any Proof of Claim or Interest filed on account of such cancelled interests shall be disallowed as a Claim or Interest for which the Debtors have no liability and the Claims and Solicitation Agent may adjust the Claims Register accordingly to reflect such disallowance without further order of the Bankruptcy Court or Canadian Court.
VI.	PROCEDURES FOR RESOLVING DISPUTED CLAIMS; CLAIM RESERVES
A.	Prosecution of Objections to U.S. Claims
After the Effective Date, the Liquidation Trust shall have and retain any and all rights and defenses that any Debtors may have with respect to any U.S. Claims, and shall have the authority, after consultation with the Monitor, to file objections and to settle, compromise, withdraw or litigate to judgment objections to Claims against the U.S. Debtors (except those Allowed by this Plan, the Confirmation Order or other Final Order).  The Liquidation Trust, after consultation with the Monitor, shall have the authority to compromise, settle, otherwise resolve, or withdraw, any objections to Disputed Claims on account of U.S. Claims without approval of the Bankruptcy Court.  Any final determination of the U.S. Claims made in the Chapter 11 Cases shall be binding in the CCAA Proceedings and constitute Final Orders with respect to such Claims.
The U.S. Debtors (after the later of the Confirmation Date and the CCAA Approval Order Date, and until the Effective Date) or the Liquidation Trust (from and after the Effective Date), shall file objections to any U.S. Disputed Claims with the Bankruptcy Court in accordance with the Bankruptcy Rules on or before the Claims Objection Deadline, as the same may be extended pursuant to the terms of this Plan or order of the Bankruptcy Court.
B.	Prosecution of Objections to Canadian Claims
The Monitor, after consultation with the Liquidation Trustee and the Reorganized Parent Debtor, will allow and disallow Canadian Claims in accordance with the Claims Resolution Order granted by the Canadian Court and the authority contained therein.  Any objection to a notice of disallowance or revision issued by the Monitor shall only be made to the

Monitor in accordance with the Claims Resolution Order.  Any final determination of the Canadian Claims made in the CCAA Proceedings pursuant to the Claims Resolution Order shall be binding in the Chapter 11 Cases and constitute Final Orders with respect to such Claims.
C.	Cross-Border Provisions for Resolution of Certain Claims
1.	Multiple Disputed Claims
In the event that a Disputed Claim has been separately filed against one or more Canadian Debtors and one or more U.S. Debtors and also with respect to Securities Law Claims (other than the Securities Claims, which are Allowed pursuant to this Plan), the Monitor and Liquidation Trustee may determine a mutually acceptable process for prosecuting and resolving such Claim in accordance with the Claims Resolution Order, including deciding to liquidate such Disputed Claim under this Plan as a Disputed Canadian Claim or Disputed U.S. Claim, respectively, and if no agreement can be reached, the Bankruptcy Court and Canadian Court shall decide the process by an order of both courts.  Any appeal in respect of such Disputed Claim shall only be made to the Monitor in accordance with the Claims Resolution Order if such Disputed Claim is treated as a Disputed Canadian Claim or to the U.S. Debtor or Liquidation Trustee, as applicable, if such Disputed Claim is treated as a Disputed U.S. Claim.
2.	Applicable Statutory Caps
To the extent that a provision of the Bankruptcy Code or a provision of the CCAA or an order of the Canadian Court limits the Allowed amount of a particular type of Claim (e.g., sections 502(b)(6) and 502(b)(7) of the Bankruptcy Code), the distribution on such Allowed Claim under this Plan shall not exceed the lesser of (a) the Allowed amount such Claim is entitled to under the provisions of the Bankruptcy Code; and (b) the Allowed amount such Claim is entitled to under the CCAA or any order of the Canadian Court.
3.	Estimation of Claims
The Liquidation Trust, after consultation with the Monitor, may, at any time after the Effective Date, request that the Bankruptcy Court estimate any contingent or unliquidated U.S. Claim respectively, pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any U.S. Claim at any time, including during litigation concerning any objection to any U.S. Claim, and during the pendency of any appeal relating to any such objection.
The Monitor may, at any time after the Effective Date and after consultation with the Liquidation Trustee, request that the Canadian Court or claims officer appointed by the Canadian Court to estimate, determine or resolve any contingent or unliquidated Canadian Claim respectively, pursuant to the CCAA and in accordance with the Claims Resolution Order.
If the Bankruptcy Court or the Canadian Court or a claims officer appointed by the Canadian Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the applicable court.  If the estimated amount constitutes a maximum limitation on such Claim, the Liquidation Trust or Monitor, as applicable, may elect to pursue any supplemental proceedings to object to the allowance and any ultimate payment on such Claim. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court or the Canadian Court, as applicable, including under this Plan, the CCAA Approval Order or the Claims Resolution Order.
4.	Distributions on Allowed Claims Other Than the Securities Claims
As further provided in Article VII of this Plan, the Distribution Agent shall make all distributions on Allowed Claims other than the Securities Claims from the Sale Proceeds. The Liquidation Trustee shall direct the Distribution Agent to make distributions on account of Allowed U.S. Claims and the Monitor shall direct the Distribution Agent to make distributions on account of Allowed Canadian Claims.  The Reorganized Parent Debtor shall distribute the Class Settlement Cash Consideration to the Class Settlement Escrow, and the Reorganized Parent Debtor or the Liquidation Trust, as appropriate, shall distribute the Class Settlement Litigation Proceeds to the Class Settlement Escrow.
D.	No Double Recovery on Allowed Cross-Border Claims
The aggregate recovery under this Plan, on the one hand, and in the CCAA Proceedings under the CCAA Approval Order, on the other hand, on account of any Claim for which more than one Debtor is liable, whether on account of a theory of primary or secondary liability, by reason of a guarantee agreement, indemnity agreement, joint and several liability or otherwise shall not exceed 100% of the Allowed amount of the Claim as determined in accordance with this Plan, the CCAA Approval Order or the Claims Resolution Order, as applicable.
E.	Reserves
1.	Liquidation Trust Expense Reserve
On the Effective Date, the Debtors or the Distribution Agent will fund with Cash the Liquidation Trust Expense Reserve in the amount set forth in the Plan Supplement, and the Liquidation Trust Expense Reserve will remain under the control of the Reorganized Parent Debtor until (1) a Clearance Certificate is obtained that permits transfer of the Liquidation Trust Expense Reserve to the Liquidation Trust or (2) the Board of Directors of the Reorganized Parent Debtor otherwise resolves to disburse such funds; provided, however, that at least $100,000 of the Liquidation Trust Expense Reserve shall be funded into the Liquidation Trust within 60 days of the Effective Date, unless the Board of Directors of the Reorganized Parent Debtor, with the consent of the Liquidation Trustee, which consent shall not be unreasonably withheld, reasonably determines that such funding should not be made, and provided, further, that Wind-Down Expenses and expenses of the Liquidation Trust (including, but not limited to, professional fees incurred in connection with the Retained Causes of Action) may be paid from any reserves prior to the issuance of a Clearance Certificate.  Once distributed by the Reorganized Parent Debtor, the Pro Rata portion of the Liquidation Trust Expense Reserve attributable to beneficial Holders of Allowed Parent Equity Interests that elect Option 1 under the Plan shall be treated as deemed distributions to such Holders followed immediately by deemed contributions by such Holders to the Liquidation Trust, including for all U.S. federal income tax purposes.  To the extent any Cash remains in the Liquidation Trust Expense Reserve after payment of the Wind-Down Expenses of the Liquidation Trust and the Debtors  and the Reorganized Debtors (the “Ending Expense Reserve Balance”), such excess Cash shall be administered in accordance with the other provisions of this Plan, including as additional distributions to Holders of Beneficial Trust Interests and Holders of Parent Equity Interests; provided, however, that, to the extent that any Cause of Action Net Proceeds have been deposited into the Liquidation Trust  Expense Reserve  (the “Reinvested Net Proceeds”), forty percent (40%) of the Ending Expense Reserve Balance (but in no event to exceed forty percent (40%) of the aggregate amount of Reinvested Net Proceeds which have been deposited in such account),  shall be distributed to the Class Settlement Escrow until the aggregate amount of Cause of Action Net Proceeds and such Reinvested Net Proceeds distributed to the Class Settlement Escrow equals $2,500,000 (i.e., the aggregate maximum amount of the Class Settlement Escrow).
2.	Holdback Amount Reserve
On the Effective Date, the Debtors or the Distribution Agent will fund in Cash the Holdback Amount Reserve from the U.S. Sale Proceeds Account in an amount sufficient to Pay in Full the Holdback Amount for Professionals and payment of any additional unpaid amounts asserted or estimated by the Professionals and Alvarez & Marsal North America, LLC as owing to any such firm for fees and expenses accrued prior to the Effective Date that have not yet been paid.  To the extent any Cash remains in the Holdback Amount Reserve after payment of the Professionals and Alvarez & Marsal North America, LLC as set forth herein, such excess Cash shall be administered by the Distribution Agent in accordance with the other provisions of this Plan.
3.	Reserve Amounts
The Bankruptcy Court and the Canadian Court shall approve the Reserve amounts authorized under this Plan and Plan Supplement in the Confirmation Order and CCAA Approval Order, respectively.
F.	No Interest on Allowed Claims; Setoffs
Unless otherwise specified in this Plan or by Final Order, “Allowed Administrative Claim” or “Allowed General Unsecured Claim” shall not, for any purpose under this Plan, include interest on such Administrative Claim or Claim from and after the Petition Date or attorney’s fees after the Petition Date.
An Allowed Claim shall be net of any setoff or recoupment amount of any Claim that may be asserted by any Debtor against the Holder of such Claim, which amount shall be deemed setoff or recouped pursuant to this Plan.
G.	Prompt Claims Resolution
To ensure the prompt resolution of Claims, objections to all U.S. Claims that are (i) subject to reduction by section 502(b)(7) of the Bankruptcy Code, (ii) amended and superseded Claims, and (iii) duplicate Claims shall be filed by no later than thirty (30) days after the Effective Date, and notices of disallowance shall be served on all Canadian Claims that are subject to reduction by section 502(b)(7) of the Bankruptcy Code by such same date.
Additionally, beginning on the 90th day after the Effective Date and continuing every 90th day thereafter until all U.S. Claims have become Satisfied Claims, Allowed U.S. Claims or U.S. Claims disallowed by a Final Order, the Liquidation Trustee shall file on the Docket and serve on the Holders of all remaining U.S. Claims a progress report discussing its efforts to reconcile and liquidate U.S. Claims taken during the reporting period.
VII.	PROVISIONS GOVERNING DISTRIBUTIONS
A.	Distribution Agent
Each Distribution Agent shall make the applicable distributions under this Plan tasked to such Distribution Agent.  The Distribution Agent shall act at the direction of the Reorganized Parent Debtor, the Monitor or the Liquidation Trustee, as the case may be.  On the Effective Date, the Distribution Agent shall have the authority to distribute the Sale Proceeds in accordance with this Plan, and as directed by the Reorganized Parent Debtor, the Monitor or the Liquidation Trustee.
Through the Final Monitor Distribution Date, the Monitor as Distribution Agent shall make the Initial Cash Distributions from the Sale Proceeds required under this Plan and the CCAA Approval Order to Holders of Allowed Secured Claims, Allowed Priority Claims, and Allowed General Unsecured Claims upon receipt of either (a) a Clearance Certificate, (b) Comfort Letters, and/or (c) such other arrangement satisfactory to the Monitor, as applicable.  Following the Final Monitor Distribution Date, any Person selected by the Monitor, Reorganized Parent Debtor or the Liquidation Trustee may be designated as the Distribution Agent to make interim and final distributions to Holders of Claims and Parent Equity Interests as permitted hereunder and under the CCAA Approval Order.  For the avoidance of doubt, no distribution of Cash from the Sale Proceeds shall be made to Holders of Parent Equity Interests or Holders of Securities Claims until all Allowed Secured Claims, Allowed Priority Claims and Allowed General Unsecured Claims are Paid in Full.
Following the Effective Date, the Reorganized Parent Debtor or the Liquidation Trust, as applicable, shall pay to the Distribution Agent all reasonable and documented fees and expenses of the Distribution Agent without the need for any approvals, authorizations, actions, or consents.  The Distribution Agent shall submit detailed invoices to the Reorganized Parent Debtor, the Monitor and the Liquidation Trustee, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement and shall be paid those amounts that the Reorganized Parent Debtor, the Monitor and the Liquidation Trustee, in their sole discretion, deem reasonable. In the event that the Reorganized Parent Debtor, the Monitor or Liquidation Trustee, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Reorganized Parent Debtor, Monitor or Liquidation Trustee, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Reorganized Parent Debtor, Monitor or Liquidation Trustee, as applicable, and the

Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, any such party shall be authorized to move to have such dispute heard by the Bankruptcy Court or the Canadian Court, provided however, if the dispute relates to amounts requested to be reimbursed by the Monitor, the dispute shall be heard by the Canadian Court.
B.	Delivery of Distributions
Distributions to Holders of Allowed Claims other than the Securities Claims shall be made by the Distribution Agent to the address of the Holder of such Claim as indicated in the Claims Register as of the Distribution Record Date.  The Distribution Agent shall have no obligation to recognize the transfer of or sale of any Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders as of the close of business on the Distribution Record Date.
Distributions to Holders of Parent Equity Interests shall be made via a mandatory exchange with CDS and DTC to Holders of Parent Equity Interests at the time the distribution is made, without the establishment of a distribution record date for Parent Equity Interests, except for directly registered holders, who may also receive distributions directly from the Debtors, and also except in the case of Holders of Parent Equity Interests electing Option 1, who shall receive distributions from the Liquidation Trust or other Distribution Agent at the address set forth on their Liquidation Trust Election Form.  Any subsequent distributions to Liquidation Trust Beneficiaries shall be made in a similar manner, in the discretion of the Liquidation Trustee, through CDS and DTC and/or directly to such Beneficiaries, at the address listed on such Liquidation Trust Beneficiary’s Liquidation Trust Election Form, or at such other address as they later send to the Liquidation Trustee in writing.
C.	Timing of Distributions
The Distribution Agent may make one or more interim and final distributions of Cash to Holders of Claims, Parent Equity Interests or Securities Claims in his discretion to the extent permitted hereunder, provided, however that no Cash distributions shall be made to the Holders of Allowed Parent Equity Interests,  Holders of Beneficial Trust Interests or Holders of Securities Claims under this Plan until all obligations under this Plan to the Holders of all other Allowed Claims (including Fee Claims) and the Wind-Down Expenses of the Debtors have been Paid in Full in Cash or reserved for pursuant to a Final Order and the Debtors or the Monitor shall have obtained Clearance Certificates permitting such distribution.  With respect to Allowed Claims other than Allowed Fee Claims or the Securities Claims, the Distribution Agent shall make distributions of Cash to Holders of such Allowed Claims as follows:
1.	On the Initial Distribution Date, Cash to all Holders of Allowed Claims as of the Distribution Record Date.
2.	On any Interim Distribution Date, Cash to all Holders of Allowed Claims that have become Allowed after the Initial Distribution Date.

3.	On the Final Distribution Date, the balance of all Cash distributions to Holders of Allowed Claims and Allowed Equity Interests (and in the case of Allowed Equity Interests, subject to the obligation to pay the Class Settlement Litigation Proceeds to the Lead Plaintiff for the benefit of the Securities Claimants pursuant to the terms of the Class Plaintiff Stipulation and this Plan), as applicable and as required under this Plan.

The Distribution Agent shall pay Allowed Fee Claims in accordance with Article III.B of this Plan.

Until the Monitor is in receipt of the Comfort Letters, the Monitor, as Distribution Agent, shall be under no obligation to make any distributions on account of any Allowed Claims. The Distribution Agent shall not make any Cash distributions from the Sale Proceeds on account of Equity Interests and the Securities Claims until receipt of the applicable Clearance Certificates satisfactory to the Distribution Agent and the Debtors.

D.	Distributions to Holders of Securities Claims.
1.	Class Settlement Escrow
The Distribution Agent shall make all distributions of Class Settlement Cash Consideration or Class Settlement Litigation Proceeds to the Class Settlement Escrow on account of the Securities Claims.  The Lead Plaintiff shall have sole responsibility for the distribution and allocation of all funds in the Class Settlement Escrow to the Securities Claimants.  None of the Debtors, the Committees, the Monitor or any other estate representative will have any responsibility in respect of the distribution or allocation of such funds to individual members of the Putative Class or to any of the Securities Claimants.  Except for the notice required pursuant to the Disclosure Statement Order, none of the Debtors, the Committees, the Monitor or any other estate representative shall have any responsibility for, or duty to, notify individual members of the Putative Class of their right, if any, to receive any such funds.  All expenses related to the distribution and allocation of funds in the Class Settlement Escrow shall be borne solely by the Securities Claimants out of the Class Settlement Cash Consideration (and/or the Class Settlement Litigation Proceeds).
2.	Timing of Distributions
At such time as the Distribution Agent is authorized under this Plan to make distributions of Sale Proceeds to Holders of Beneficial Trust Interests or Parent Equity Interests in the Reorganized Parent on account of such Holders’ Allowed Parent Equity Interests, the Distribution Agent  shall, first, pay the full Class Settlement Cash Consideration to the Lead Plaintiff's Counsel on account of the Securities Claims prior to distributing any of such Sale Proceeds to such Holders.
Subject to entry of a Final Order resolving any of the Retained Causes of Action, by settlement or otherwise, the Distribution Agent shall pay in Cash the Class Settlement Litigation Proceeds in accordance with Article IV.B.6 of this Plan promptly after receipt by the Reorganized Parent Debtors or Liquidation Trust of any Cause of Action Net Proceeds.

3.	Notice of Distributions.
Notice of the Class Plaintiff Stipulation as approved by the Bankruptcy Court and a distribution protocol for individual members of the Putative Class or the Lead Plaintiff in its individual capacity will be addressed by the District Court and an order of the District Court entered in the Securities Litigation.  If the Securities Litigation is dismissed or the Putative Class is not certified by the District Court, then the Lead Plaintiff shall move the Bankruptcy Court to approve further notification procedures and a distribution protocol for individual members of the Putative Class and the Lead Plaintiff in its individual capacity following the Effective Date.  All fees and expenses of such distribution process, including any litigation and filings in the District Court and the Bankruptcy Court, shall be borne and paid solely by the Securities Claimants from the Class Settlement Cash Consideration or the Class Settlement Litigation Proceeds.
E.	No Distributions on Disputed Claims
Notwithstanding any provision in this Plan to the contrary, no distributions, partial or otherwise, shall be made with respect to a Disputed Claim until all disputes with respect to such Claim are resolved by the Liquidation Trust or the Monitor and the Holder of such Claim by Final Order or settlement.  Subject to the provisions of this Plan, after a Disputed Claim becomes an Allowed Claim, the Holder of such an Allowed Claim will receive all distributions to which such Holder is then entitled under this Plan on the Initial Distribution Date, or the next scheduled Interim Distribution Date or Final Distribution Date, as the case may be.  No Post-Petition Interest, including no post-Effective Date interest, shall be paid on any distributions under this Plan, including with respect to any Disputed Claim that becomes an Allowed Claim.  If a Creditor incorporates more than one Claim in a Proof of Claim then: (a) such Claims will be considered one Claim for purposes of this Plan, and (b) no such Claim will be bifurcated into an Allowed portion and a Disputed portion.
F.	Amount of Distributions
Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall, on account of such Allowed Claim, receive a distribution in excess of the Allowed amount of such Claim to the extent payable in accordance with this Plan, even if filed against multiple Debtors.
G.	De Minimis Distributions
Notwithstanding anything contained herein to the contrary, no distribution shall be required to be paid if such payment would be less than $50.00 on any distribution, provided, however, that distributions made through DTC and/or CDS may be made to the nearest cent, with half cents rounding down to zero, even if any such distribution would be less than $50.00.
H.	Undeliverable Distributions
1.	Holding of Undeliverable Distributions
If any distribution to a Holder of an Allowed Claim (other than the Securities Claims), Parent Equity Interest or Liquidation Trust Beneficial Interest is returned as undeliverable, no further distributions must be made to such Holder unless and until the Monitor, Liquidation Trustee or Distribution Agent, as applicable, is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder as soon as practicable, subject to Article VII.H.2 below.  Undeliverable Distributions shall remain in the possession of the Monitor or Liquidation Trustee, as applicable, until such time as a distribution becomes deliverable, and shall not be supplemented with any interest, dividends or other accruals of any kind.
2.	Failure to Claim Undeliverable Distributions
Any Holder of an Allowed Claim (other than the Securities Claims), Parent Equity Interest or Liquidation Trust Beneficial Interest that does not assert its right pursuant to this Plan for an Undeliverable Distribution within ninety (90) days after the distribution is distributed shall be deemed to have waived, and shall be forever barred from asserting, its rights for such Undeliverable Distribution, notwithstanding any applicable federal, state or Canadian escheat, abandoned or unclaimed property laws to the contrary.  Nothing contained in this Plan shall require the Debtors, the Monitor, the Liquidation Trustee/Liquidation Trust, or a Distribution Agent to attempt to locate any Holder of an Allowed Claim, Parent Equity Interest or Liquidation Trust Beneficial Interest.
I.	Distributions on Non-Business Days
Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.
J.	Tax Withholding From Distributions
Any amounts required by law to be withheld from distributions made under this Plan (including, but not limited to, from Shareholder Distributable Assets and/or Liquidation Trust Assets but excluding the Class Settlement Cash Consideration and the Class Settlement Litigation Proceeds) shall be withheld.  Any amounts so withheld from any payment made under this Plan shall be deemed paid to the Holder of the Allowed Claim, Securities Claim or Parent Equity Interest subject to withholding.  Notwithstanding the above, each Holder of an Allowed Claim, Securities Claim or Parent Equity Interest that is to receive a distribution under this Plan or from the Liquidation Trust shall have the sole and exclusive responsibility for the satisfaction and payment of any taxes imposed on such Holder by any Governmental Unit on account of such distribution, except for taxes withheld from payments made under this Plan.  Each Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent, as applicable, has the right, but not the obligation, not to make a distribution until such Holder has made arrangements satisfactory to the Debtor, the Liquidation Trustee, the Monitor or Distribution Agent for payment of any withholding tax obligations.  Each Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent has no liability hereunder to any party, including any Governmental Unit, for incorrectly calculating amounts to be withheld, if any.  If any Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent fails to withhold with respect to any such Holder’s distribution, it shall have no liability for such failure to withhold to any party, including any Governmental Unit, and the Holder shall reimburse the Debtor, the Liquidation Trust, the Monitor or other Distribution Agent, as applicable.  Notwithstanding any provision in this Plan to the contrary, any Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms it believes are reasonable and appropriate.  Any Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent may require, as a condition to the receipt of a distribution, that the Holder furnish the appropriate tax documentation, including Form W-8 or Form W-9, as applicable to each Holder.  If the Holder fails to comply with such a request within three (3) months, such distribution shall be deemed an Undeliverable Distribution.  Finally, any Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent reserves the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances, if any.  After the Effective Date, certain Beneficial Trust Interests may be held in a depository, such as DTC or CDS. Distributions, if any, to be made by the Liquidation Trust in respect of Liquidation Trust Assets may be made through DTC and/or CDS; however, the Liquidation Trustee may elect to process distributions, if any, in a different manner as the Liquidation Trustee determines is necessary or appropriate in accordance with applicable laws.  Without limitation of the generality of the foregoing, the Liquidation Trustee may condition any distribution it may make to a Holder of Beneficial Trust Interests in respect of the Liquidation Trust Assets on the Liquidation Trustee’s receipt of such information and documentation as the Liquidation Trustee determines in its sole discretion is necessary to effect a distribution in accordance with applicable law, including tax law, and withhold a distribution to any Holder who fails to provide such documentation and information.
K.	Allocations
Unless otherwise provided in this Plan, distributions in respect of Allowed Claims other than Securities Claims shall be allocated first to the principal amount (as determined for U.S. federal income tax purposes) of such Allowed Claims, and then, to the extent the distribution exceeds the principal amount of such Allowed Claims, to any portion of such Allowed Claims for accrued but unpaid interest; provided however, that no Post-Petition Interest on account of General Unsecured Claims shall be Allowed or paid under this Plan.
L.	Time Bar to Cash Payments
Checks issued on account of Allowed Claims (other than the Securities Claims), Parent Equity Interests and Beneficial Trust Interests may be deemed null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof.  Requests for reissuance of any check shall be made in writing directly to the Liquidation Trust, Monitor or any other Distribution Agent, as applicable, by the Holder of the Allowed Claim, Securities Claim or Parent Equity Interest with respect to which such check originally was issued.  Any request in respect of such a voided check shall be made in writing on or before the later of one hundred and eighty (180) days after the Effective Date or one hundred and eighty (180) days after the date of issuance of such check.  After such date, all rights in respect of void checks shall be forever barred and the distribution on account of such Claims and Parent Equity Interests shall be treated in accordance with Article VII.H of this Plan.

M.	Means of Cash Payments
Any Cash payment to be made pursuant to this Plan will be made in U.S. dollars by checks drawn on or by wire transfer from a domestic bank selected by the applicable Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent, as applicable, provided, however, that any Debtor, the Liquidation Trustee, the Monitor or any Distribution Agent shall make Cash payment on any Claim filed against such Debtor in Canadian Dollars in Canadian Dollars.  All Cash payments made pursuant to the Class Settlement shall be made via wire transfer of immediately available funds to the Class Settlement Escrow.
N.	Foreign Currency Exchange Rates
As of the Effective Date, any Claim asserted in currency(ies) other than U.S. dollars or Canadian Dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.  For greater certainty, the exchange rate does not apply to any Claims filed in Canadian Dollars that are paid in Canadian Dollars.
O.	Setoffs
Any Debtor, the Monitor, the Liquidation Trustee or any Distribution Agent, as applicable, may, pursuant to section 558 of the Bankruptcy Code and applicable Canadian or non-bankruptcy law, set off against any Allowed Claim, the distributions to be made pursuant to this Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and Causes of Action of any nature that the Debtors or Liquidation Trust, as applicable, may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claims, rights and Causes of Action that the Debtors or the Liquidation Trust may possess against such Holder.
P.	Satisfied Claims and Claims Paid or Payable by Third Parties
Any Administrative Claim or Claim that has been paid or satisfied in full or in part by any party may be adjusted on the Claims Register without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, provided that the Liquidation Trustee shall file a notice of satisfaction or other pleading evidencing such satisfactions as are made by the Purchaser or any other party other than a Debtor or the Monitor, or seek an order of the Bankruptcy Court with respect to the same, all in the Liquidation Trustee ’s reasonable discretion.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, the Monitor or a Distribution Agent, as applicable, on account of such Claim, such Holder shall repay, return or deliver any distribution held by or transferred to the Holder to the Monitor to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the total Allowed Claim of such Holder as of the date of any such distribution under this Plan.  For the avoidance of doubt, prior to the making of distributions hereunder, Claims shall be reduced by the amount, if any, that was (i) paid by one or more of the Debtors pursuant to an order of the Bankruptcy Court or the Canadian Court, (ii) paid or otherwise assumed by the Purchaser in accordance with the Purchase Agreement, or (iii) otherwise satisfied by any third party; provided, however, that to the extent payment on a Claim that could be satisfied by a third party is still made, then, as permitted under applicable law, the Estates shall be subrogated to any such otherwise Satisfied Claims to recover amounts that could have been used for satisfaction of such Claim.
No distributions under this Plan shall be made on account of an Allowed Claim other than the Securities Claims that is payable pursuant to one of the Debtors’ or the Liquidation Trust’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, except as required under any such insurance policy with respect to a deductible or retention.  To the extent that one or more of the insurers agrees to satisfy a Claim should liability ultimately arise on such Claim, then immediately upon such insurers’ agreement, such Claim shall be deemed Paid in Full under this Plan.
VIII.	TREATMENT OF EXECUTORY CONTRACTS
A.	Treatment of Executory Contracts
Except as otherwise expressly provided in Article VIII.B of this Plan, all Executory Contracts of the U.S. Debtors that have not been assumed or assumed and assigned by the Debtors as of the Confirmation Date shall be deemed rejected as of the Effective Date in accordance with, and subject to the provisions and requirements of, sections 365 and 1123 of the Bankruptcy Code.
All Executory Contracts of the Canadian Debtors that have not been assumed or assigned by the Debtors as of the Confirmation Date shall be rejected prior to or after the Effective Date in accordance with section 32 of the CCAA in the CCAA Proceedings.
B.	Insurance Policies
Notwithstanding anything to the contrary in this Plan or Confirmation Order, unless any insurance policies have been expressly rejected pursuant to a separate order of the Bankruptcy Court (or through the Confirmation Order), any insurance policies of the Debtors in which the Debtors are or were insured parties (including any policies covering directors’ or officers’ conduct), or any related insurance agreement issued prior to the Petition Date, shall continue in effect after the Effective Date pursuant to the respective terms and conditions and shall be treated as if assumed.  All rights of the Debtors under any insurance policies shall automatically become vested in the Liquidation Trust and the Reorganized Parent Debtor without necessity for further approvals or orders.  To the extent that any insurance policies or related insurance agreements are deemed executory contracts, then, unless such policies have been rejected pursuant to a separate order of the Bankruptcy Court or the Canadian Court (or through the Confirmation Order), notwithstanding anything to the contrary in this Plan, this Plan shall constitute a motion to assume, assume and assign, permit “ride through,” or ratify such insurance policies or insurance agreements.  Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute both approval of such assumption pursuant to section 365 of the Bankruptcy Code and a finding by the Bankruptcy Court or the Canadian Court that such assumption is in the best interests of the Estates.  Unless otherwise determined by the Bankruptcy Court or the Canadian Court pursuant to a Final Order or agreed upon by the parties prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to any insurance policy or insurance agreement assumed, or assumed and assigned, pursuant to this Section.  Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering or delaying coverage on any basis regarding or related to these Chapter 11 Cases, this Plan or any provision within this Plan, including the treatment or means of liquidation set out within this Plan for any insured Claims or Retained Causes of Action.  Without limiting the generality of the foregoing, all directors’ and officers’ liability insurance policies in effect as of the Confirmation Date shall be deemed assumed and shall not be rejected.
C.	Effect of Confirmation Order on Rejection of Executory Contracts
Other than as provided in Article VIII.B of this Plan, entry of the Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to sections 365 and 1123(b) of the Bankruptcy Code approving the rejection of the Executory Contracts of the U.S. Debtors as of the Effective Date and determining that with respect to such rejections, such rejected Executory Contracts are burdensome and that the rejection is in the best interests of the Estates.
D.	Rejection Damages Claims and Objections to Rejection
Claims arising out of the rejection of any Executory Contract pursuant to this Plan must be filed and served no later than thirty (30) days after the Effective Date.  Holders of any Claim not filed within such time will be forever barred from asserting such Claim against the Liquidation Trust, the Monitor, the Debtors or their Estates, or their respective successors or assigns or their respective property.  Unless otherwise ordered by the Bankruptcy Court or the Canadian Court or specified in this Plan, all Claims arising from the rejection of Executory Contracts under this Plan shall be treated as General Unsecured Claims under this Plan.
E.	Preexisting Obligations Under Executory Contracts
The Debtors and the Liquidation Trust reserve the right to assert that rejection of any Executory Contract pursuant to this Plan, the CCAA or otherwise shall not constitute a termination of obligations owed to the Debtors and/or the Liquidation Trust, as applicable, under such contracts, including on the grounds that such Executory Contract was, in fact, not executory and such obligations owed to the Debtors “rode through” the Chapter 11 Cases.  Notwithstanding any non-bankruptcy law to the contrary, the Debtors and the Liquidation Trust expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, or insurance obligations, by or for the benefit of the contracting Debtors or the Liquidation Trust, as applicable, from counterparties to rejected Executory Contracts.
F.	Reservation of Rights
Nothing contained in this Plan, shall constitute an admission by the Debtors or the Liquidation Trust, as applicable, that any contract is in fact an Executory Contract, or that the Debtors or Liquidation Trust, as applicable, have any liability thereunder.  In the event of a dispute regarding whether a contract is or was executory at the time of assumption or rejection, the Debtors or Liquidation Trust, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter the treatment of such contract.
IX.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THIS PLAN
A.	Conditions Precedent to Confirmation
It shall be a condition to Confirmation of this Plan that:
1.	the Disclosure Statement Order shall have been entered by the Bankruptcy Court on the Docket of the Chapter 11 Cases, in form and substance acceptable to the Debtors, the Monitor, Creditors’ Committee and Equity Committee, and such order shall not be subject to a stay;
2.	The Canadian Court shall have issued an Order in form and substance satisfactory to the Debtors, the Monitor and the Committees confirming the steps to be taken by the Debtors in the CCAA Proceedings, including seeking approval of the CCAA Approval Order (the “Initial CCAA Approval Order”); and
3.	the Plan Supplement shall have been filed with the documents contemplated by this Plan, and the documents comprising the Plan Supplement shall have been approved by the Confirmation Order.
B.	Conditions Precedent to the Effective Date
It shall be a condition to occurrence of the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.D of this Plan:
1.	the Plan shall have been Confirmed and all conditions precedent to Confirmation shall have been satisfied or waived;
2.	the Bankruptcy Court shall have entered on the Docket the Confirmation Order (and such order shall not be subject to a stay) in form and substance acceptable to the Debtors, the Committees and the Monitor, approving this Plan and providing for establishment of the Reserves, the payment of Allowed Claims and Equity Interests as set forth in this Plan and approving the Global Settlement and the Class Settlement;

3.	the Class Plaintiff Stipulation shall have been approved by the Bankruptcy Court in form and substance satisfactory to the Debtors, the Monitor, the Committees and the Lead Plaintiff, the Putative Class Claim shall have been certified in accordance with the Class Plaintiff Stipulation and Rule 23 of the Federal Rules of Civil Procedure and Bankruptcy Rule 7023 and the Canadian Court shall have issued an order in form and substance acceptable to the Debtors, Committees, the Monitor and the

Lead Plaintiff that shall provide, among other things: (a) for the recognition of the Class Plaintiff Stipulation; and (b) that the Class Plaintiff Stipulation is binding on all Securities Claimants;

4.	the Canadian Court shall have issued the CCAA Approval Order in form and substance acceptable to the Debtors, Equity Committee, the Creditors’ Committee and the Monitor, and such order shall not be subject to a stay;
5.	the Courts shall have approved the formation of the Liquidation Trust and the appointment of the Liquidation Trustee as the Litigation Representative for the Debtors and the Liquidation Trust with all of the rights, powers, privileges and authority described in Article V.E.12 of this Plan by appropriate orders of the Canadian Court and the Bankruptcy Court;
6.	all Reserves shall have been funded in Cash;
7.	all other actions and documents necessary to implement the provisions of this Plan to be effectuated on or before the Effective Date shall be reasonably satisfactory to the Debtors, the Monitor, the Creditors’ Committee and the Equity Committee;
8.	the Debtors shall have received all authorizations, consents, approvals, rulings, letters, opinions or documents, if any, necessary to implement this Plan; and
9.	each Debtor’s Plan shall have become effective.
C.	Effect of Non-Occurrence of Conditions to Confirmation or Conditions Precedent to the Effective Date
If the conditions in Article IX.A and IX.B of this Plan are not satisfied or waived, as applicable, or if the Confirmation Order or CCAA Approval Order is vacated, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; or (b) constitute an admission, acknowledgment, offer or undertaking by the Debtors or any other Person in any respect.
D.	Waiver of Conditions Precedent
The Debtors, with written consent of the Monitor and each of the Committees, may waive any of the conditions precedent set forth in Article IX.A and Article IX.B of this Plan, other than IX.A.1, IX.B.1, IX.B.2 and IX.B.4 in whole or in part at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate this Plan; provided however that the Debtors may only waive IX.B.3 with the written consent of the Class Settlement Parties and the Monitor.

X.	EFFECT OF CONFIRMATION OF THIS PLAN
A.	Certain Releases by the Debtors
Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, and to the fullest extent authorized by applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor Releasees are deemed released and discharged by the Liquidation Trust, the Debtors and the Estates, from any and all claims, obligations, suits, judgments, damages, demands, debts, remedies, Causes of Action, rights of setoff, other rights, and liabilities whatsoever, including any derivative claims, asserted or that could be asserted directly or indirectly on behalf of the Liquidation Trust, the Debtors, or the Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Liquidation Trust, the Debtors, or the Estates (whether individually or collectively) based on, relating to or arising from, in whole or in part, the Debtors, the Estates or the Debtors’ subsidiaries, the conduct of the Debtors’ businesses, the out-of-court efforts to restructure or liquidate the Debtors, the filing and prosecution of the Chapter 11 Cases or the CCAA Proceedings, the prepetition contracts and agreements with any Debtor or any Estate, all to the extent such acts or occurrence took place prior to the Petition Date (collectively, the “Released Liabilities”).
Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Article X.A, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court's finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtor Releasees; (b) a good faith settlement and compromise of the claims released by this Article X.A; (c) in the best interests of the Debtors and their Estates; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Person asserting any claim or Cause of Action released by this Article X.A.
B.	Certain Releases by Holders of Claims
Notwithstanding anything contained in this Plan or the Disclosure Statement to the contrary, as of the Effective Date, the Third-Party Releasees shall be deemed to have been conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Releasing Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, remedies, Causes of Action, rights of setoff, other rights, and liabilities whatsoever, whether for tort, contract, violations of federal, provincial or state securities laws, Avoidance Actions, including any derivative claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Releasing Parties or their Affiliates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Releasing Parties or their Affiliates (whether individually or collectively) or on behalf of the Holder of any Claim, based on or in any way relating to, or in any manner arising from, in whole or in part, the Liquidation Trust, the Debtors, the Debtors’ Estates or the Debtors’ subsidiaries, the conduct of the Debtors’ businesses, the in-court or out-of-court efforts to restructure or liquidate the Debtors, the formulation, preparation, solicitation, dissemination, negotiation, or filing of the Disclosure Statement or this Plan (including the Plan Supplement), or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the Disclosure Statement, this Plan (including the Plan Supplement), the filing and prosecution of the Chapter 11 Cases or the CCAA Proceedings, the pursuit of Confirmation, the pursuit of Consummation, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in this Plan, the business or contractual arrangements between the Liquidation Trust, the Debtors, the Debtors’ Estates or the Debtors’ subsidiaries, on the one hand, and any Releasing Parties, on the other hand, prepetition contracts and agreements with any Debtor, or any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, except in case of fraud, willful misconduct, or gross negligence by a Third-Party Releasee as determined by a Final Order of the Bankruptcy Court or the Canadian Court.
Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Article X.B, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court's finding that such release is: (a) in exchange for the good and valuable consideration provided by the Third-Party Releasees; (b) a good faith settlement and compromise of the claims released by this Article X.B; (c) in the best interests of the Debtors and their Estates; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Person asserting any claim or Cause of Action released by this Article X.B.
For the avoidance of doubt, notwithstanding anything to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision shall preclude the SEC or OSC from enforcing their police or regulatory powers; and provided further, notwithstanding any language to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision (i) releases any Person or Entity from liability in connection with any legal action or claim brought by the SEC or OSC or (ii) enjoins, limits, impairs, or delays the SEC or OSC from bringing or continuing any action against any Person or Entity in any forum.
C.	Exculpation
Effective as of the Effective Date, none of the Exculpated Parties shall have or incur any liability to any Holder of any Claim or Equity Interest, the Debtors’ Estates or any successor thereto, or any other party (including any Affiliate of any of the foregoing) for, or be subject to any right of action in respect of, any act or omission on or after the Petition Date and on or before the Effective Date in connection with, related to, or arising out of the Chapter 11 Cases or the CCAA Proceedings, including the formulation, negotiation and execution of the Purchase Agreement, the sale of the Debtors’ assets pursuant to the Purchase Agreement, obtaining debtor-in-possession financing in connection with the Chapter 11 Cases and the CCAA Proceedings, the formulation, negotiation and execution of this Plan (including the Plan Supplement), the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of this Plan, the Consummation of this Plan, or the administration of this Plan, and the property to be distributed under this Plan, including all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all postpetition activities leading to the promulgation and Confirmation of this Plan (including any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtors), except in case of fraud, willful misconduct, or gross negligence by such Exculpated Party as determined by a Final Order of the Bankruptcy Court or the Canadian Court (the foregoing, the “Exculpated Actions”).  Effective as of the Effective Date, no Person (including the Liquidation Trustee) shall have any right of action, either direct or derivative of the Estates, against the Exculpated Parties for any Exculpated Actions, provided, however, that notwithstanding anything to the contrary in this Plan, the exculpation of the Debtors’ directors are subject to section 5.1(2) of the CCAA.
D.	Injunction
Upon the occurrence of the Effective Date, all Holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, attorneys, advisors, officers, directors, partners or principals, to the extent consistent with this Plan, shall be enjoined from taking any actions to interfere with the implementation of this Plan, and are permanently enjoined and forever barred from taking any action against the Exculpated Parties, Debtor Releasees or Third-Party Releasees, and their respective assets, that is inconsistent with the terms of this Plan, including an injunction from (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Claims or Equity Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order on account of or in connection with or with respect to any such Claims or Equity Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind on account of or in connection with or with respect to any such Claims or Equity Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind on account of or in connection with or with respect to any such Claims or Equity Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests released, exculpated, settled or otherwise addressed pursuant to this Plan, except on terms consistent with this Plan.
E.	Preservation of Causes of Action
1.	Vesting of Retained Causes of Action
Except as otherwise provided in this Plan or Confirmation Order, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Retained Causes of Action that the Debtors or the Estates may hold against any Entity shall vest jointly in the Reorganized Debtors and the Liquidation Trust on the Effective Date in accordance with this Plan and the CCAA Approval Order.

Except as otherwise provided in this Plan or Confirmation Order, from and after the Effective Date, the Liquidation Trustee, as the Litigation Representative on behalf of the Liquidation Trust and the Reorganized Debtors, shall have the right to institute, prosecute, abandon, settle, compromise, or otherwise liquidate any Retained Causes of Action, in accordance with the terms of this Plan and/or Liquidation Trust Agreement, as applicable, and without further order of the Bankruptcy Court, in any court or other tribunal, including in an adversary proceeding filed in one or more of the Chapter 11 Cases, or an action filed in any other court of competent jurisdiction.
2.	Preservation of all Retained Causes of Action Not Expressly Settled or Exculpated
Unless a Retained Cause of Action against a Person or Entity is expressly waived, relinquished, compromised, or settled in this Plan or any Final Order (including the Confirmation Order, the CCAA Approval Order or the Sale Orders), the Debtors and Liquidation Trust expressly reserve such Retained Causes of Action for later adjudication by the Liquidation Trust and the Debtors (including Retained Causes of Action not specifically identified or described herein or elsewhere, or Retained Causes of Action of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time, or facts or circumstances which may change or be different from those the Debtors now believe to exist).  Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to any such Retained Causes of Action upon or after the entry of the Confirmation Order, issuance of the CCAA Approval Order or Effective Date, except where such Retained Causes of Action have been expressly released or exculpated under this Plan, the Confirmation Order, or any other Final Order.  In addition, the Liquidation Trust and the Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits, and all such rights are hereby expressly preserved.
F.	Protection Against Discriminatory Treatment
In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Liquidation Trust or any Debtor, as applicable, or any Person with which the Liquidation Trust or any Debtor has been, is, or becomes associated, solely because any of the Debtors was a debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases) or has not paid a debt except in accordance with this Plan in the Chapter 11 Cases.
G.	Release of Liens
Except as otherwise provided herein or in the Confirmation Order, on the Effective Date all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Debtors, if any, shall be fully released and settled as set forth herein; provided, however, the CCAA Charges shall be released and discharged in the manner provided for in the CCAA Approval Order.
XI.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THIS PLAN
A.	Modifications of the Plan
After entry of the Confirmation Order, the Debtors, with the consent of the Committees and the Monitor (which consent shall not be unreasonably withheld), may amend or modify this Plan in accordance with section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.
Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan approved therein occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.
B.	Revocation or Withdrawal of the Plan
The Debtors, after consultation with the Monitor, Creditors’ Committee and Equity Committee, reserve the right to revoke or withdraw this Plan before the later of the Confirmation Date and the CCAA Approval Order Date, and to file subsequent chapter 11 plans for any reason.  If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur with respect to this Plan, then: (a) this Plan will be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the Global Settlement), assumption or rejection of Executory Contracts effected by this Plan, and any document or agreement executed pursuant thereto shall be null and void in all respects; and (c) nothing contained in this Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; or (ii) constitute an admission, acknowledgment, offer or undertaking by the Debtors or any other Person in any respects.
XII.	RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Canadian Court shall retain the broadest jurisdiction over the CCAA Proceedings and the Bankruptcy Court shall retain the broadest jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:
1.	allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim against a Debtor or any Securities Law Claim (other than the Securities Claims or any other Claims that are Allowed pursuant to this Plan), including the resolution of any and all objections to the allowance or priority of such Claims and the resolution of any request for payment of any Administrative Claim;

2.	grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date;

3.	resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract (including Cure Costs);
4.	ensure that distributions to Holders of Allowed Claims, the Securities Claims and Equity Interests are accomplished pursuant to the provisions of this Plan and CCAA Approval Order, as applicable;
5.	decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending before the Bankruptcy Court or CCAA Court on the Effective Date;
6.	enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and CCAA Approval Order and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan or CCAA Approval Order;
7.	decide or resolve any Retained Causes of Action arising under the Bankruptcy Code, including, without limitation, Avoidance Actions and Claims under sections 362, 510, 542 and 543 of the Bankruptcy Code, and to hear and determine any requests made by the Reorganized Parent Debtor and the Liquidation Trust under Bankruptcy Rule 2004 or in respect to any Privileges and as authorized pursuant to this Plan, in connection therewith;
8.	resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan, or any Person’s obligations incurred in connection with this Plan, including, without limitation, any aspect of Asset Apportionment and any matter pertaining to Plan integration with the CCAA Approval Order;
9.	issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of this Plan;
10.	resolve any cases, controversies, suits or disputes with respect to the releases, exculpation, injunction and other provisions contained in Article X of this Plan and enter such further orders as may be necessary or appropriate to implement such releases, injunction and other provisions;
11.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

12.	determine any other matters that may arise in connection with or relate to this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan;
13.	enter order(s) and/or Final Decree(s) concluding the Chapter 11 Cases;
14.	hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;
15.	hear and determine any matters involving the Liquidation Trust;
16.	consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order; and
17.	hear any other matter not inconsistent with the Bankruptcy Code or CCAA;
provided, however, that neither this Court nor the Canadian Court shall have jurisdiction over (i) the distribution of funds from the Class Settlement Escrow except as expressly provided herein and in the Class Plaintiff Stipulation or (ii) the Securities Litigation.
XIII.	MISCELLANEOUS PROVISIONS
A.	Corporate Action
Upon the Effective Date, all actions contemplated by this Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Equity Interests, directors, or officers of the Debtors or any other Person, as applicable, including: (a) the execution and delivery of all appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of this Plan, and that satisfy the requirements of any other terms on which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of this Plan and having other terms on which the applicable parties may agree; (c) rejection or assumption, as applicable, of Executory Contracts; (d) the filing of appropriate certificates or articles of incorporation, amendment (including such amendments to the articles of the Reorganized Parent Debtor as may be necessary to make its Equity Interests non-transferable), or organization, reincorporation, merger, amalgamation, consolidation, conversion or dissolution, and bylaws reflecting the corporate governance changes and dissolutions contemplated by this Plan or as are otherwise appropriate to effectuate the intent of this Plan; and (e) all other actions that the Monitor, Debtors, Chief Wind-Down Officer or Liquidation Trustee determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.  All matters provided for in this Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the shareholders, directors, authorized persons or officers of the Debtors.  The authorizations and approvals contemplated by this Article XIII shall be effective notwithstanding any requirements under non-bankruptcy law.
B.	Dissolution of the Committees
On the Effective Date, the Creditors’ Committee and the Equity Committee shall each dissolve and all members, employees or agents thereof shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases, other than the right to prepare, file, prosecute and object to Fee Claims.  The Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to either the Creditors’ Committee or the Equity Committee after the Effective Date, except for work preparing, filing, prosecuting and objecting to Fee Claims that would have also been compensable prior to the Effective Date.
C.	Section 1146(a) Exemption
Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property under this Plan shall not be subject to any stamp tax or similar tax.  Upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.
D.	Successors and Assigns
The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, agent, representative, attorney, beneficiaries, or guardian, if any, of each Person, including those of the Debtors.
E.	Notices
Except as otherwise set forth in this Plan, all notices or requests in connection with this Plan shall be in writing and will be deemed to have been given when received by personal delivery, facsimile, e-mail, overnight courier or first class mail and addressed to:
If to a Debtor before the Effective Date of a Debtor’s Plan
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas,
New York, New York 10019
Attn: Kelley A. Cornish
         Alice Belisle Eaton

and

2001 K Street, NW
Washington, DC 20006-1047
Attn: Claudia R. Tobler

with a copy to: Young Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, Delaware 19801 Attn: Pauline K. Morgan Sean T. Greecher Justin H. Rucki

If to the Creditors’ Committee
Blank Rome LLP
1201 Market Street, Suite 800
Wilmington, Delaware 19801
Attn: Stanley B. Tarr
         Josef W. Mintz

and

One Logan Square
130 North 18th Street
Philadelphia, PA 19103-6998
Attn: Michael B. Schaedle

If to the Equity Committee
Brown Rudnick LLP
Seven Times Square
New York, New York 10036
Attn: Robert J. Stark
         Andrew M. Carty

and

One Financial Center
Boston, MA 02111
Attn: Steven B. Levine

with a copy to:

Montgomery McCracken Walker & Rhoads LLP
1105 North Market Street, 15th Floor
Wilmington, Delaware 19801
Attn: Natalie D. Ramsey
         Mark A. Fink

If to the Monitor	Ernst & Young Inc. 100 Adelaide Street West Toronto, ON M5H 0B3 Attn: Brian Denega

with a copy to: Thornton Grout Finnigan LLP 100 Wellington Street West, Suite 3200 Toronto, Ontario M5Ks1K7 Attn: Robert Thornton Rachel Bengino

If to the Lead Plaintiff	Lowenstein Sandler LLP One Lowenstein Drive Roseland, New Jersey 07068 Attn: Michael S. Etkin Andrew Behlmann

F.	Term of Injunctions or Stay
Unless otherwise provided in this Plan, the Confirmation Order, or a separate order from the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date shall remain in full force and effect until the later of (i) the entry of a final decree closing the last of the Chapter 11 Cases or (ii) the date indicated in such applicable order. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.  Any stay of proceedings as provided in the CCAA Proceedings similarly is expected to continue after the Effective Date, as specifically provided for in the CCAA Approval Order.
G.	Entire Agreement
Except as otherwise indicated, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.  To the extent the Confirmation Order or CCAA Approval Order are inconsistent with this Plan, the Confirmation Order and CCAA Approval Order, as applicable, shall control for all purposes.
H.	Good Faith
Confirmation of this Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.
I.	Severability
If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, after consultation with the Creditors’ Committee, the Equity Committee and the Monitor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to this Plan; and (c) non-severable and mutually dependent.
[Remainder of Page Intentionally Left Blank]

Dated: Wilmington, Delaware
November 2, 2017
Respectfully submitted,

OLD BPSUSH INC., et al.

/s/ Brian J. Fox
Brian J. Fox
Chief Restructuring Officer

EXHIBIT A

Old BPSUSH Inc. (f/k/a BPS US Holdings Inc.)
Old BH Inc. (f/k/a Bauer Hockey, Inc.)
Old EBS Inc. (f/k/a Easton Baseball / Softball Inc.)
Old BHR Inc. (f/k/a Bauer Hockey Retail Inc.)
Old BPSU Inc. (f/k/a Bauer Performance Sports Uniforms Inc.)
Old PLG Inc. (f/k/a Performance Lacrosse Group Inc.)
Old BPSCI Inc. (f/k/a BPS Diamond Sports Inc.)
Old PSGI Inc. (f/k/a PSG Innovation Inc.)
Old BHR Wind-down Corp. (f/k/a Bauer Hockey Retail Corp.)
Old EBS Wind-down Corp. (f/k/a Easton Baseball / Softball Corp.)
Old PSGI Wind-down Corp. (f/k/a PSG Innovation Corp.)
Old BPSDS Wind-down Corp. (f/k/a BPS Diamond Sports Corp.)
Old BPSU Wind-down Corp. (f/k/a Bauer Performance Sports Uniforms Corp.)
Old PLG Wind-down Corp. (f/k/a Performance Lacrosse Group Corp.)
Old PSG Wind-down Ltd. (f/k/a Performance Sports Group Ltd., and also representing the estates of the Debtors formerly known as KBAU Holdings Canada Inc., Bauer Hockey Corp., and BPS Canada Intermediate Corp., respectively)

EXHIBIT B

Class Plaintiff Stipulation